UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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PetIQ, Inc.

(Name of Registrant as Specified In Its Charter)

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April 29, 2022
Dear Fellow Stockholder:
Thank you for your support of PetIQ, Inc. (“PetIQ” or the “Company”). On behalf of the Board of Directors of PetIQ (the “Board”), we cordially invite you to attend our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate headquarters at 230 East Riverside Drive, Eagle, Idaho on June 22, 2022, at 9:00 a.m. Mountain Daylight Time.
YEAR IN REVIEW
2021 marked another successful year of execution on PetIQ’s mission of delivering smarter options for pet parents to help enrich their pet’s lives through convenient and affordable access to veterinarian products and services. The Company accelerated its rate of growth to report record net sales of $932.5 million, an increase of 19.5% compared to $780.1 million in 2020. We generated Adjusted EBITDA of $92.9 million, an increase of 37.0% compared to $67.8 million in 2020, and an adjusted EBITDA margin of 10.0%, an improvement of 130 basis points.
From a segment perspective, 2021 Product segment net sales were $825.4 million, an increase of 13.7% compared to 2020, and, the Services segment net revenues were $107.1 million, an increase of 97% compared to 2020. We opened 98 new wellness centers in 2021. Our financial and operational results demonstrate the strength of our diversified pet products and services offering.
BOARD ENHANCING LONG-TERM CORPORATE GOVERNANCE
In 2021, the Board began implementing substantive long-term corporate governance updates, included herein, related to our environmental, social and governance goals.
After many discussions, our Board decided to propose two changes to our Certificate of Incorporation designed to be of benefit to our stockholders: eliminating supermajority provisions and declassifying our Board by 2025. These updates were a direct result of engagement between our stockholders, management, and representatives from our Board. We believe we have proposed significant updates to coincide with the growth of PetIQ from a small, private-equity backed company, with the governance provisions commonly found in such early-stage companies, to a nearly $1 billion in net sales company with diverse stockholder base and interests.
The Board is dedicated to its role as your fiduciary, and our directors’ operational and financial experiences provide us with diverse skills and backgrounds reflecting the expertise we believe are necessary for effective oversight of the business. At PetIQ, we’re a purpose built company addressing the large multi-billion dollar animal health market through our retail and e-commerce partners. PetIQ has its animal health product portfolio at most major retailers where pet parents shop, and we have our clinics across multipole sales channels including — mass, grocery, club, pet specialty, pharmacy or online. We’ve created a unique business model committed to convenient and affordable pet health and wellness care.
As a Board, we have encouraged and guided the management team to continually make the investments necessary to fully realize the long-term growth we believe PetIQ is capable of through strategic investments in our brands, research and development, manufacturing capacity, marketing, IT and systems, and most importantly, our people. We believe PetIQ’s focus on long-term growth will deliver significant profitability through increased margins, leverage, and scale, which will create a sustainable competitive advantage for the Company.
ADVOCATES FOR PET PARENTS
Going forward, our team will continue to execute on our mission of delivering smarter options for pet parents to help enrich their pet’s lives through convenient and affordable access to veterinarian products and services. We continue to have the largest over-the-counter animal health brand portfolio with over 1,200 items and a leading market share in pet prescription products sold through retail and online. We continue to participate in several of the largest and fastest growing categories within the pet industry such as flea and tick solutions along with health and wellness. Our team’s emphasis on winning in both brick-and-mortar retail and e-commerce continues to fuel our growth.
We believe our differentiated position in the animal health industry will continue to fuel our long-term growth along with the robust industry tailwinds including increasing household penetration for pets, the humanization of pets, an increasing pet population, and more pet parents looking for convenient and affordable pet health and wellness.
We consider ourselves fortunate to have stockholders who share our mission and support our efforts. On behalf of the Board, I thank you for your support and investment in PetIQ.
Sincerely,
McCord Christensen
Chairman and Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING
OF STOCKHOLDERS
To Be Held on June 22, 2022

To the Stockholders of PetIQ, Inc.:
Time and Date:	Wednesday, June 22, 2022 at 9:00 a.m. Mountain Daylight Time
Place:	The Company’s headquarters at 230 East Riverside Drive, Eagle, Idaho 83616
Record Date:	April 25, 2022 (the “Record Date”)
Items to be Voted On:	1. To elect three Class II directors, to serve until the third annual meeting next succeeding their election and until their successor is elected and qualified (Proposal One);
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Two);
3. To approve, on an advisory, non-binding basis, the compensation of our named executive officers (Proposal Three);
4. To approve the amendment and restatement of our Amended and Restated 2017 Omnibus Incentive Plan (the “Omnibus Plan”) (Proposal Four); and
5. To approve the amendment and restatement of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate supermajority provisions (Proposal Five);
6. To approve the amendment and restatement of our Amended and Restated Certificate of Incorporation to declassify our Board of Directors (Proposal Six); and
7. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
How to Vote:
IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, MAIL OR VIA THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

Our board of directors has fixed the close of business on April 25, 2022 as the record date for determining holders of our Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in Eagle, Idaho during
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON June 22, 2022.
We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.
normal business hours for a period of ten days prior to the Annual Meeting.
By Order of the Board of Directors
R. Michael Herrman
Executive Vice President, General Counsel and Secretary
Eagle, Idaho
Date: April 29, 2022

2022 Proxy Statement   i

2022 Proxy Statement Summary

2022 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the PetIQ Inc.’s (the “Company’s” or “PetIQ’s”) 2021 performance, please review our 2021 Annual Report on Form 10-K (“Annual Report”).
2022 Annual Meeting Information

Date and Time	Wednesday, June 22, 2022, at 9:00 a.m. Mountain Daylight Time
Location	PetIQ’s corporate headquarters, 230 East Riverside Drive, Eagle, Idaho 83616
Record Date	April 25, 2022
Shares Outstanding as of the Record Date	29,486,966 shares of Common Stock outstanding, comprised of 29,234,426 shares of Class A Common Stock (the “Class A Common Stock”) and 252,540 shares of Class B Common Stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). Our Class A Common Stock and Class B Common Stock vote together on each of the matters set forth in this Proxy Statement.
Voting	You are entitled to one (1) vote for each share of Common Stock you own, on each matter to be voted upon at the Annual Meeting.
Items to be Voted on

Proposal	Board Recommendation
1. Election of directors (page 4)	FOR
2. Ratification of Selection of Independent Registered Public Accounting Firm (page 27)	FOR
3. Approval on an advisory, non-binding basis of our executive compensation (page 46)	FOR
4. Amended and Restated Omnibus Plan (page 47)	FOR
5. Amend Certificate of Incorporation to Eliminate Supermajority Provisions (page 54)	FOR
6. Amend Certificate of Incorporation to Declassify Board (page 55)	FOR
Board of Directors

				Board Committees(2)
Name	Director Class(1)	Director Since	Independent	Compensation	Audit	Nominating and Corporate Governance
McCord Christensen	III	2017
Larry Bird	II	2018	X		C	X
Mark First	II	2017	X	C		C
Scott Huff	II	2019	X	X		X
Kimberly Lefko	III	2021	X		X
Sheryl Oloughlin	I	2021	X	X
Kenneth Walker	I	2022	X		X

(1)
Class I directors have a term that expires at the 2024 annual meeting of stockholders. Class II directors have a term that expires at the Annual Meeting and Messrs. Bird, First and Huff have been nominated for re-election. Class III directors have a term that expires at the 2023 annual meeting of stockholders.

(2)
“C” = Chair of Committee; “X” = Member of Committee

1   PetIQ, Inc.

2022 Proxy Statement Summary

About PetIQ

PetIQ is a leading pet medication and wellness company delivering a smarter way for pet parents to help their pets live their best lives through convenient access to affordable veterinary products and services. We engage with customers through more than 60,000 points of distribution across retail and e-commerce channels with our branded and distributed medications as well as health and wellness items, which are further supported by our world-class medications manufacturing facility in Omaha,
Nebraska and health and wellness manufacturing facility in Springville, Utah.
Our national veterinarian service platform operates in over 2,900 retail partner locations in 42 states providing cost effective and convenient veterinary wellness services. PetIQ believes that pets are an important part of the family and deserve the best products and care we can provide.

2021 Financial Highlights

Net sales were $932.5 million, a compounded annual growth rate of 36.7% since 2018
•
Product sales were $825.4 million, an increase of 13.7% from 2020

•
Services revenue was $107.1 million, an increase of 97.1% from 2020

NET SALES
$266.7
$528.6
$709.4
$780.1
$932.5
2017
2018
2019
2020
2021

ADJUSTED EBITDA
$22.3
$41.5
$60.7
$67.8
$92.9
2017
2018
2019
2020
2021

PRODUCT NET SALES
$266.7
$450.2
$617.1
$725.7
$825.4
2017
2018
2019
2020
2021

PRODUCT ADJUSTED EBITDA
Product Adj EBITDA Margin
$30.8
$52.2
$73.5
$117.2
$149.3
11.6%
11.6%
11.9%
16.2%
18.1%
2017
2018
2019
2020
2021

Adjusted EBITDA(1) was $92.9 million, a compounded annual growth rate of 42.8% since 2018
•
Product Adjusted EBITDA(1) was $149.3 million

(1)
Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). For more information regarding Adjusted EBITDA and a reconciliation to net income, the most directly comparable GAAP measure, see Appendix A, “Reconciliation of Non-GAAP Financial Measure.”

2022 Proxy Statement   2

2022 Proxy Statement Summary

2021 Business Highlights

•
Generated record full year net sales of $932.5 million.

•
Opened 98 new wellness centers during the year, for a total of 224 wellness centers and 35 regional offices in operation as of year-end.

•
Outpaced the flea and tick category by growing 18.3% while picking up 67 basis points per share. Share gains were driven by ecommerce where our brands grew by 47.8%, including Capstar, which grew by 38%, and PetArmor, which grew by 21% across all channels.
•
As of December 31, 2021, the Company had cash and cash equivalents of $79.4 million, plus availability under its revolving credit facility of $125 million, equating to $204.4 million, which the Company defines as total liquidity.

3   PetIQ, Inc.

Proposal 1: Election of Directors

PROPOSAL ONE:
ELECTION OF DIRECTORS
Our Board is currently comprised of seven directors. In accordance with our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, our Board is divided into three classes, the members of each of which serve for staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Our directors are divided among the three classes as follows:
•
the Class II directors are Larry Bird, Mark First and Scott Huff, and their terms will expire at the Annual Meeting;

•
the Class I directors are Sheryl Oloughlin and Kenneth Walker, and their terms will expire at the annual meeting of stockholders to be held in 2024; and

•
the Class III directors are McCord Christensen and Kimberly Lefko, and their terms will expire at the annual meeting of stockholders to be held in 2023.

The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, Larry Bird, Mark First and Scott Huff to stand for election as Class II directors.
The name of each nominee, certain biographical information about each nominee, and the experiences, qualifications, attributes, or skills that caused the Nominating and Corporate Governance Committee to recommend each nominee, are set forth below. Messrs. Bird, First and Huff each have agreed to be nominated and to serve as a director if elected.

Class II Director Nominees

LARRY BIRD Director Independent Class II Director since: 2018 Age: 67 Board Committees: Audit (Chair) Nominating and Corporate Governance
Mr. Bird has served as a director and as a member of the Company’s Audit Committee since March 2018. He has also served as a member of the Board of Directors of Blue Cross of Idaho since February 2018. Mr. Bird previously served as Senior Audit Partner at Deloitte & Touche LLP until his retirement in June 2017. As a Deloitte Audit Partner since 1989, Mr. Bird was actively engaged as the Lead Audit Partner responsible for planning and supervising audits for larger private companies and PCAOB Integrated Audits for publicly held companies spanning a variety of industries. Mr. Bird earned a Bachelor of Business Administration from the Idaho State University College of Business. We believe that Mr. Bird’s qualifications to serve as a director of our Company include his extensive financial acumen and detailed experience as Lead Audit Partner in a variety of industries.

2022 Proxy Statement   4

Proposal 1: Election of Directors

MARK FIRST Director Independent Class II Director since: 2017 Age: 57 Board Committees: Compensation (Chair) Nominating and Corporate Governance (Chair)
Mr. First has served as our Lead Independent Director since our IPO. Prior to our IPO, Mr. First served as a member of PetIQ Holdings, LLC’s board of managers from 2012 until 2017. Mr. First is a Managing Director of Eos Management, L.P., an affiliate of ECP Helios Partners IV, L.P. and Eos Partners, L.P. (the “Eos Funds”), where he has been employed since March 1994. Mr. First was previously an investment banker with Morgan Stanley & Co. Incorporated from August 1991 until March 1994. Mr. First is a director of several privately owned companies and has been a director of Addus HomeCare, Inc. (NASDAQ: ADUS) since 2009. Mr. First holds a Bachelor of Science from The Wharton School of the University of Pennsylvania and a Master of Business Administration from Harvard Business School. We believe Mr. First’s qualifications to serve as a director of our Company include his experience as a director of other public companies and his experience in business, corporate strategy, acquiring and integrating businesses, and investment matters.

SCOTT HUFF Director Independent Class II Director since: 2019 Age: 50 Board Committees: Compensation Nominating and Corporate Governance
Mr. Huff is currently the owner of a retail consulting firm, Amplify Retail Consulting LLC, which he started in June 2017. He previously served as Executive Vice President of the Consumables and Health & Wellness divisions at Walmart Stores, Inc. until his retirement in June 2017. Mr. Huff joined Walmart Stores, Inc. in 1994 and served in a variety of roles, including as Merchandise Manager, Divisional Merchandise Manager, Vice President, and Regional Vice President. Mr. Huff earned a Bachelor of Science in Marketing from Missouri State University. We believe Mr. Huff’s qualifications to serve as a director of our Company include his experience in the retail industry.

5   PetIQ, Inc.

Proposal 1: Election of Directors

Vote Required

The director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) as directors to serve until our annual meeting of stockholders to be held in 2025 or until their successors, if any, are duly elected and qualified, or until their earlier death, resignation or removal. Unless you otherwise instruct, proxies will be voted FOR election of each nominee who is listed above as a director nominee. The Company has no reason to believe that either nominee will be unable to serve, but in the event that either nominee is unwilling or unable to serve as a director and the Board does not, in that event, choose to reduce the size of the Board, the persons voting your proxy may vote for the election of another person in accordance with their judgment.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” the election of each director nominee.
DIRECTORS AND MANAGEMENT
The following table sets forth the names and titles of PetIQ’s directors and executive officers following the Annual Meeting.
Name	Position
McCord Christensen	Chief Executive Officer and Chairman
Susan Sholtis	President
Zvi Glasman	Chief Financial Officer
Michael Smith	Executive Vice President, Products
R. Michael Herrman	Executive Vice President, General Counsel and Secretary
Larry Bird	Director
Mark First	Lead Independent Director
Scott Huff	Director
Kimberly Lefko	Director
Sheryl Oloughlin	Director
Kenneth Walker	Director
2022 Proxy Statement   6

Proposal 1: Election of Directors

Board of Directors

The names of our directors, certain biographical information about our directors, and the experiences, qualifications, attributes, or skills that the Nominating and Corporate Governance Committee considered when recommending the directors for nomination, are set forth below (other than Messrs. Bird, First and Huff, whose information is set forth above under “—Proposal One: Election of Directors”).
MCCORD CHRISTENSEN Chief Executive Officer and Chairman Class III Director since: 2017 Age: 49 Board Committees: None
Mr. Christensen co-founded PetIQ in 2010 and has served as our Chief Executive Officer since our inception and as Chairman of our Board since our IPO. In addition to his leadership responsibilities as Chairman and CEO, Mr. Christensen’s expertise in retail and consumer products has enabled PetIQ to deliver targeted and well-executed commercial programs and products across the retail industry. Prior to founding PetIQ, Mr. Christensen gained extensive retail and management experience working at Albertson’s and as an executive in consumer product companies selling to leading U.S. retailers. Mr. Christensen holds a Bachelor of Science in Finance from Boise State University. We believe Mr. Christensen’s qualifications to serve as a director of our Company include his role of Chief Executive Officer of the Company, his experience in the consumer and retail industries, his expertise in corporate strategy and development, his demonstrated business acumen and his extensive experience identifying, consummating, and integrating acquisitions.

KIMBERLY LEFKO Director Class III Director since: 2021 Age: 49 Board Committees: Audit
Ms. Lefko has served as the Chief Marketing Officer of Ace Hardware Corporation since 2018. She held positions with Weber-Stephen Products LLC including Chief Marketing Officer, General Manager and Executive Vice President of Marketing from 2013 to 2018. Ms. Lefko served as Senior Vice President of Sales and Company Officer of Marketing at Radio Flyer in 2010 to 2013. Prior to that, she served in positions at Graco Children’s Products (a Newell Rubbermaid Company) from 2001 to 2010. Ms. Lefko earned a Bachelor of Applied Science in Marketing and Economics from Cornell University in 1995, completed Pricing and P&L Management curriculum in 2004 from the Wharton School of the University of Pennsylvania, and Transformational Strategy program from the Kellogg School of Management in 2016. Ms. Lefko’s qualifications to serve as a director include her retail and marketing experience.

7   PetIQ, Inc.

Proposal 1: Election of Directors

SHERYL OLOUGHLIN Director Independent Class I Director since: 2021 Age: 54 Board Committees: Compensation
Ms. Oloughlin has served as a director since March 2021. Ms. Oloughlin has served as the co-founder of the Women on Boards Project and the JEDI (Justice, Equity, Diversity and Inclusion) Collaborative since 2019. She served as the CEO and President of REBBL Inc., a premium, organic beverage brand powered by super herbs, from January 2015 to June 2019. Ms. Oloughlin is the co-founder and former CEO of Plum Organics and former CEO of Clif Bar & Company and previously served as the Executive Director for Entrepreneurial Studies at Stanford Graduate School of Business. Ms. Oloughlin is the author of Killing It: An Entrepreneurs’ Guide to Keeping Your Head Without Losing Your Heart. Ms. Oloughlin has served as a member of the Board of Advisors at S. Martinelli & Company since 2019. She has also served on the Board of Directors at One Step Closer to an Organic Sustainable Community (OSC2) since 2019. Ms. Oloughlin was a member of multiple Boards of Directors including Foodstirs Inc, Gardein Inc, ThinkThin LLC, Sugar Bowl Bakery as well as Boards of Advisors’ positions including Rip Van Wafels, the American Sustainable Business Council and the Harvest Summit, an annual event inviting cross-industry executives and innovators of all types to connect and collaborate from 2011 through 2020. She was a faculty member at Sonoma State University and earned a Bachelor of Business Administration in Marketing from the University of Michigan in 1989 and an MBA in Marketing and Finance from the Kellogg School of Management in 1994. We believe Ms. Oloughlin’s qualifications to serve as a director of our Company include her experience in the consumer and retail industries.

KENNETH WALKER Director Independent Class I Director since: 2022 Age: 47 Board Committees: Audit
Mr. Walker has served as a director since January 2022. Mr. Walker serves as Chief Financial Officer (“CFO”) of Cornerstone Brands, a subsidiary of Qurate Retail Inc., a multi-billion dollar holding company for QVC, HSN, Ballard Designs, and Frontgate among others. Over his eight year tenure at Cornerstone Brands, Mr. Walker served as Vice President of Finance and Corporate Controller prior to being promoted to CFO two years ago. He previously spent four years with Macys, Inc. as a Senior Director of Financial Planning and Accounting for its omni-channel business. Mr. Walker began his career in 1996 working for Procter & Gamble where he spent 13 years in roles of increasing responsibility before becoming Associate Director, Global Financial Planning and Analysis for the Family Health Business Unit. He graduated from Washington University with a Bachelor of Science in Business Administration and received his MBA from Xavier University. Mr. Walker has also been a lecturer for various courses at Miami of Ohio University’s Farmer School of Business for the past seven years. We believe Mr. Walker’s qualifications to serve as a director of our Company include his financial expertise and extensive experience in the consumer and retail industries.

2022 Proxy Statement   8

Proposal 1: Election of Directors

Executive Officers

The names and certain biographical information about our executive officers are set forth below (other than Mr. Christensen, whose information is set forth above under “Board of Directors”).
Zvi Glasman Chief Financial Officer Age: 58
Mr. Glasman has served as our Chief Financial Officer since January 2022. Prior to joining PetIQ, Mr. Glasman held various private and public company CFO positions with his longest tenure at Fox Factory Holdings Corp. (“Fox”), a designer, manufacturer and marketer of high-performance products and systems used primarily on bikes, side-by-side vehicles, ATVs, snowmobiles, motorcycles, automotive, and other off-road and on-road recreational vehicles with international operations.  During his twelve-year tenure as CFO of Fox, Glasman was an integral member of the executive team having successfully helped transition the business from a privately-held company to a publicly-traded company, executing and integrating five strategic M&A transactions, and consistently aligning the organization to deliver on its stated financial objectives for 25 quarters driving both sales growth and margin expansion. Mr. Glasman began his career in public accounting as a CPA. He graduated from The Pennsylvania State University with a Bachelor of Science, Finance.

SUSAN SHOLTIS President Age: 55
Ms. Sholtis has served as President since October 2018. She previously served as a director from March 2018 to October 2018. Prior to her appointment as President, Ms. Sholtis served as Global Marketing Head in the Health Division at Reckitt Benckiser since 2017. From 2016 to 2017, Ms. Sholtis served as Head of North America Commercial Operations at Merial and was responsible for transitioning North America operations to Merial’s new owner, Boehringer Ingelheim. Prior to that, from 2006 to 2016, Ms. Sholtis served in a number of positions at Mead Johnson Nutrition, most recently as Head of Global Marketing. Ms. Sholtis earned a Bachelor’s degree from Butler University and a Masters of Business Administration from Emory University.

9   PetIQ, Inc.

Proposal 1: Election of Directors

MICHAEL SMITH Executive Vice President, Products Age: 44
Mr. Smith has served as Executive Vice President, Products since July 2019. Prior to joining PetIQ, Mr. Smith served in various leadership roles within the Pet and Personal Care categories for Walmart, Inc., since January 2015, most recently as Senior Buying Manager — Pets from February 2017 until May 2019. He previously worked as a Director for Colgate Palmolive October 2013 to January 2015. Prior to that, he served in various roles with Walmart, Procter & Gamble and Energizer. Mr. Smith earned a Bachelor of Science in Business Administration from the University of Arkansas.

R. MICHAEL HERRMAN Executive Vice President, General Counsel and Secretary Age: 54
Mr. Herrman has served as Executive Vice President, General Counsel and Secretary since February 2019. He previously worked as the Executive Director and the Head of Legal for Boehringer Ingelheim’s Animal Health business in Latin America from 2017 to 2019 and as the Executive Director and the Head of Legal for Boehringer Ingelheim’s Animal Health business in the United States from 2007 to 2017. Beginning in 2003, Mr. Herrman served in a number of positions at Boehringer Ingelheim and gained extensive experience in both the human pharmaceuticals business, and specifically the animal health business and industry, including as Executive Director, Executive Division Counsel and as a Director and Senior Counsel of Legal Operations. He began his career practicing law at McDermott, Will & Emery. Mr. Herrman earned a Bachelor’s degree from the University of Connecticut, as well as a Master’s degree from S.I. Newhouse School of Public Communications and a law degree from Syracuse University College of Law. Prior to that, Mr. Herrman served in the United States Army.

2022 Proxy Statement   10

Corporate Governance

CORPORATE GOVERNANCE
In addition to the below, we recently made substantial improvements to certain of our Corporate Governance practices, please see the Corporate Social Responsibility section for more details.
Corporate Governance Highlights

•
Board independence (6 of 7 directors are independent)

•
All of our Audit, Compensation and Nominating and Corporate Governance Committee members are 100% independent

•
Excellent track record of attendance at all Board and committee meetings in 2021

•
Risk oversight by full Board and committees

•
Comprehensive Corporate Governance Guidelines

•
Strong Lead Independent Director

•
Annual review of committee charters and Corporate Governance Guidelines

•
Independent directors, led by Lead Independent Director, meet in executive sessions without management present

•
Annual Board and committee self-evaluations

•
Added annual self-evaluation of each director in 2022

•
Adopted majority voting for the election of directors in uncontested elections in 2021

•
Added two female directors to the Board in 2021

•
Added a racially diverse director to the Board in 2022

•
Adopted environmental policy and anti-corruption policy in 2022

•
Eliminated exceptions to no hedging policy in our Insider Trading Policy in 2022

Structure of the Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board currently consists of seven members and is divided into three classes with staggered three-year terms. The term of our Class I directors, Sheryl Oloughlin and Kenneth Walker, will expire at our 2024 annual meeting of stockholders. The term of our Class II directors, Mark First, Larry Bird and Scott Huff, will expire at the Annual Meeting. The term of our Class III directors, McCord Christensen and Kimberly Lefko, will expire at our 2023 annual meeting of stockholders.
Any additional directorships resulting from an increase in the authorized number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing changes in our control or management. Please see Proposal 6 for more information on our proposal to declassify our Board.
Pursuant to our Bylaws, our directors are elected by a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the election of directors. Our directors hold office until their successors have been elected and qualified or until their earlier resignation or removal.

Board Diversity

The Board understands the importance of adding diverse, experienced talent to the Board in order to establish an array of experience and strategic views. The Nominating and Corporate Governance Committee is committed to refreshment efforts to ensure that the composition of the Board and each of its committees encompasses a wide range of perspectives and knowledge. In furtherance of this objective, the Board added Mses. Oloughlin and Lefko as directors in 2021 and Mr. Walker as a director in 2022. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills,

11   PetIQ, Inc.

Corporate Governance

and viewpoints, as well as traditional diversity concepts such as race and gender.
Criteria for Selection of Directors

The Nominating and Corporate Governance Committee is responsible for:
•
searching for, identifying, evaluating and recommending to the Board candidates to fill new positions or vacancies on the Board and reviewing any candidates recommended to the Board by stockholders if such recommendations are made in compliance with the requirements set forth in the Bylaws; and

•
making recommendations to the Board regarding the selection and approval of nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders of the Company.

Pursuant to our Corporate Governance Guidelines, directors should possess personal and professional integrity, have good business judgment, relevant experience and skills and be an effective director in conjunction with the full Board in collectively serving the long-term interests of Company stockholders. Directors should be committed to devoting sufficient time and energy to diligently performing their duties as directors.
In evaluating director candidates, our Corporate Governance Guidelines provide that the following general criteria will be considered by the Nominating and Corporate Governance Committee and the Board:
•
current or recent experience as a senior executive of a public company or as a leader of another major complex organization;

•
business and financial expertise;

•
experience as a director of a public company;

•
current or prior animal health or pet industry experience;

•
government entity or regulatory experience;

•
independence;

•
current employment;

•
diversity with respect to viewpoints, background, experience, skill, education, national origin, gender, race, age, culture, and current affiliations; and

•
personal and professional ethics and integrity, independent thought, practical wisdom, and mature judgment.

None of these criteria should be construed as minimum qualifications for director selection nor is it expected that director nominees will possess all of the criteria identified. Rather, these criteria represent the range of complementary talents, backgrounds, and experiences that the Board believes would contribute to the effective functioning of the Board. In addition, in composing a well-rounded Board, the Board and the Nominating and Corporate Governance Committee look for those individuals who would bring a variety of complementary skills to allow formation of a Board that possesses the appropriate skills and experience to oversee the Company’s business.

Board and Committee Self-Evaluations

Our Board conducts an annual self-evaluation of itself and its committees to assess its effectiveness and to identify opportunities for improvement. Our Board believes that this process supports continuous improvement and provides opportunities to strengthen Board and committee effectiveness. We have also recently added an Annual Self-Evaluation of each director.

2022 Proxy Statement   12

Corporate Governance

Director Independence

Our Corporate Governance Guidelines provide that a majority of the members of our Board and each member of our Audit, Compensation and Nominating and Corporate Governance Committee meet the independence criteria under NASDAQ Global Market (“NASDAQ”) listing standards. Our Board, following consultation with our Nominating and Corporate Governance Committee, has undertaken a review of the independence of the directors and nominees for director and considered whether any director or nominee has a material relationship with us that could compromise his or her ability to exercise judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that six of our seven current directors, Messrs. Bird, First, Huff and Walker and Mses. Oloughlin and Lefko, are “independent directors” as defined under the applicable requirements of NASDAQ listing standards and the Securities and Exchange Commission (“SEC”) rules and regulations. In making that determination, our Board considered whether each director and nominee has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Meetings of the Board of Directors

The Board met 5 times during 2021. Each of the members of the Board that served during 2021 participated in over 75% of the meetings of the Board and committees on which each Board member respectively served. Members of the Board are expected to attend each Board meeting.
The non-management directors of the Company meet at least quarterly in executive sessions of the Board without management present. Mr. First, the Lead Independent Director, presides over non-management sessions.

Committees of the Board of Directors

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board determines the membership of each of these committees from time to time, and pursuant to our Corporate Governance Guidelines only outside, independent directors serve on these committees. The current members of each committee are identified in the table below:
Board Committees(1)
Name	Compensation	Audit	Nominating and Corporate Governance
McCord Christensen
Larry Bird		C	X
Mark First	C		C
Scott Huff	X		X
Kimberly Lefko		X
Sheryl Oloughlin	X
Kenneth Walker		X

(1)
“C” = Chair of Committee; “X” = Member of Committee

Audit Committee
Our Audit Committee is composed of Messrs. Bird and Walker and Ms. Lefko, with Mr. Bird serving as chairman. Our Board has determined that each of Messrs. Bird and Walker and Ms. Lefko meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NASDAQ listing standards. Our Board has also determined that each of Messrs. Bird and Walker and Ms. Lefko qualifies as an “audit committee financial expert” within the meaning of SEC regulations.
The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent

13   PetIQ, Inc.

Corporate Governance

registered public accounting firm and internal audit function. Specific responsibilities of our Audit Committee include:
•
appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm;

•
evaluating the performance of our independent registered public accounting firm and determining whether to retain or terminate its services;

•
determining and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•
reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit;

•
reviewing and discussing with management and our independent registered public accounting firm the Company’s quarterly and annual financial statements, including the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s periodic reports;

•
reviewing with management and our independent registered public accounting firm significant issues that arise, if any, regarding accounting principles and financial statement presentation;

•
reviewing and discussing with management and our independent registered public accounting firm the Company’s significant accounting policies and practices and any changes thereto;
•
conferring with management regarding the scope, adequacy and effectiveness of our internal controls over financial reporting;

•
discussing with management the process for assessing and managing risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such expenses;

•
discussing with management the process for assessing and managing information security risk, and information security best practices, policies, and legal and regulatory compliance;

•
regularly report to the Board and review with the full Board any issues that arise concerning: (a) the quality or integrity of the Company’s financial statements; (b) the Company’s compliance with legal or regulatory requirements; (c) the performance and independence of the Company’s independent auditor; or (d) the performance of the internal audit function;

•
establishing procedures for the receipt, retention and treatment of any complaints we receive regarding accounting, internal accounting controls or auditing matters, and reviewing any such complaints received by the Company; and

•
reviewing and approving related party transactions.

Our Audit Committee met 4 times in 2021.

Compensation Committee
Our Compensation Committee is composed of Messrs. First and Huff and Ms. Oloughlin, with Mr. First serving as chairman. Our Board has determined that each of Messrs. First and Huff and Ms. Oloughlin is “independent” within the meaning of applicable NASDAQ listing standards and is a “non- employee director” as defined in Rule 16b-3 under the Exchange Act. The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•
reviewing and approving corporate performance goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and evaluating performance in light thereof;
•
determining the compensation and other terms of employment of our Chief Executive Officer;

•
in consultation with the Chief Executive Officer, determining the compensation and other terms of employment of our other executive officers;

•
administering our stock plans and other incentive compensation plans;

•
reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

2022 Proxy Statement   14

Corporate Governance

•
reviewing and recommending to our Board the compensation of our directors.

The Compensation Committee also has the authority, in its sole discretion, to select and retain any compensation consultant to be used by the Company to assist with the execution of the Compensation Committee’s duties and responsibilities, or to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties.
Our Compensation Committee met 3 times in 2021.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Messrs. First, Huff and Bird, with Mr. First serving as chairman. The responsibilities of the Nominating and Corporate Governance Committee include:
•
identifying individuals qualified to become members of our Board, consistent with criteria included in our Corporate Governance Guidelines;

•
recommending director nominees to the Board;

•
recommending members and chairpersons of committees to the Board;

•
recommending executive officers to the Board;

•
reviewing and making recommendations to the Board regarding the appropriate size, performance, composition, duties, responsibilities and classes of the Board;

•
overseeing the annual self-evaluation of the Board and its committees; and

•
overseeing the Company’s corporate governance practices and procedures.

Our Nominating and Corporate Governance Committee met 3 times in 2021.

Other Committees
Our Board may establish other committees as it deems necessary or appropriate from time to time.
Committee Charters
Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under written charters adopted by the Board. These charters are posted on the “Investor Relations” page of our website, http://ir.petiq.com. The contents of our website are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has, at any time, been one of our executive officers or employees.
None of our executive officers currently serves, or has served during the last completed year, as a member of the
Board or Compensation Committee (or other committee serving an equivalent function) of another entity that had one or more of its executive officers serving as a member of our Board.

Risk Oversight

The Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing risk exposure and the Board and its committees overseeing those efforts. Management has formed a risk committee representing key functions, including human resources, legal, information technology, finance, Services segment, Products segment, operations, and including each of the Company’s significant locations.
The Board oversees our risk management processes directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, business operations, capital structure and liquidity, acquisition and capital allocation program, organizational structure, cybersecurity, and data privacy. In addition, each committee oversees specific areas of risk and reports to the full Board, as appropriate, including if and when a matter rises to the level of a material or enterprise level risk.

15   PetIQ, Inc.

Corporate Governance

Committee Risk Oversight
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
The Board has delegated to the Audit Committee oversight of our risk management processes. The Audit Committee also performs central oversight with respect to financial and compliance risks and information security risk.	The Compensation Committee oversees risks associated with the Company’s compensation policies and practices.	The Nominating and Corporate Governance Committee oversees risks associated with corporate governance and board management.
Board of Directors’ Leadership Structure

Our Corporate Governance Guidelines provide that the role of Chairman of the Board may be held by both management and non-management directors, as recommended by the Nominating and Corporate Governance Committee. The Chairman of our Board is currently our Chief Executive Officer, McCord Christensen. The Board believes that Mr. Christensen is best situated to serve as Chairman because he founded the Company, is the director most familiar with our business and is best suited to lead the discussion and execution of our strategy.
Because Mr. Christensen is our Chairman and Chief Executive Officer, our Board has appointed Mr. First to serve as Lead Independent Director to preside over meetings of our independent directors, serve as the liaison between our Chairman and the independent directors and perform additional duties as our Board may otherwise determine or delegate from time to time. While serving as Lead Independent Director, Mr. First has followed governance practices established by the Board that support effective communication and effective Board performance. The Lead Independent Director role fosters a Board culture of open discussion and deliberation, with thoughtful evaluation of risks and opportunities to support sound decision-making.
The Board has determined that the current Board leadership structure is appropriate for PetIQ for the following reasons:
•
the current structure is working well and the Lead Independent Director is highly effective in his role;

•
there are effectiveness and efficiency advantages of having a Chairman of the Board with the Chief Executive Officer’s significant knowledge of the Company’s history, customers and market opportunities, and extensive retail industry strategy experience;

•
the Board has open discussions and thoughtful deliberations, especially in the evaluation of risk and in support of sound decision-making;

•
the current size, focus, and organizational structure of the Company allows the Chairman of the Board and Chief Executive Officer roles to be effectively combined; and

•
the independent directors meet regularly in private sessions to discuss issues regarding the Company under the leadership of the Lead Independent Director.

Corporate Governance Documents

The Board has adopted Corporate Governance Guidelines, a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics. We are committed to high standards of business integrity and corporate governance. All of the Company’s corporate governance documents are published on the Company’s website at http://ir.petiq.com and are also available upon request from the Corporate Secretary. The Board regularly reviews corporate governance developments and modifies the
Company’scorporate governance documents from time to time. We recently made substantial edits to various policies, please see the Corporate Social Responsibility section. We will post any modifications of our corporate governance documents on our website. The contents of our website are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

2022 Proxy Statement   16

Corporate Governance

Communications with the Board of Directors

The Board welcomes communications from the Company’s stockholders and other interested parties. Pursuant to or Corporate Governance Guidelines, stockholders and any other interested parties may send communications to the Board, any committee of the Board, the Chairman of the Board, the Lead Director (if applicable) or any other director in particular to PetIQ, Inc., Attention: Corporate Secretary, 230 East Riverside Drive, Eagle, Idaho 83616. Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Secretary of the Company will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Secretary may forward the communication to the executive officer or Chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Director Nomination by Stockholder Procedures

The Nominating and Corporate Governance Committee has the responsibility for reviewing and recommending to the Board candidates for director positions. The Nominating and Corporate Governance Committee will consider nominations made by stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, as described above under “— Criteria for Selection of Directors,” based on whether the nominee is recommended by a stockholder or whether the recommendation comes from another source. Pursuant to Section 1.11 of our Bylaws, nominations of persons for election to the Board at an annual meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to the anniversary of the preceding year’s annual meeting or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which “public announcement” of the date of such annual meeting is made by the Company. For purposes of the Bylaws, “public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by us with the SEC.
The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to PetIQ, Inc., Attention: Corporate Secretary, 230 East Riverside Drive, Eagle, Idaho 83616. A copy of our Bylaws has been filed as Exhibit 3.1 to our Current Report on Form 8-K with the SEC on February 24, 2021.

17   PetIQ, Inc.

Corporate Social Responsibility

Corporate Social Responsibility
PetIQ strives to develop products that are safe, innovative, effective, and environmentally friendly. PetIQ is committed to managing its safety, health, security, and environmental protection programs to reduce energy consumption from non-renewable sources, reduce workplace risk, minimize employee hazards, product losses, and community exposure to hazardous substances. Internal and external resources, extensive and ongoing training and feedback, and crisis and emergency preparedness are used to achieve these objectives. In 2021 PetIQ has implemented a new Diversity, Equity and Inclusion Team and made updates to various policies to better support our mission of providing the highest quality products and services to our customers while remaining committed to our environmental, social, and safety policies.
Environmental, Social, and Governance Improvement Highlights

•
Included in this Proxy Statement, we believe it is in the best interest of the Company and its stockholders to amend our Certificate of Incorporation to declassify our Board of Directors. See Proposal 6.

•
Included in this Proxy Statement, we believe it is in the best interest of the Company and its stockholders to amend our Certificate of Incorporation to eliminate supermajority provisions. See Proposal 5.

•
We updated our Board’s Corporate Governance Guidelines to include an annual individual performance evaluation of each Director.

•
We believe transparency is important, as such we published a variety of policies related to our efforts to become better stewards of our resources. You can find our policies here: http://ir.petiq.com/.

•
We added a member of our C-Suite as the person responsible for oversight for our anti-bribery and anti-corruption program.

•
We updated our Insider Trading Policy to prohibit the hedging of Company stock.

•
We updated our Audit Committee Charter to include oversight of cybersecurity.

•
Formed the Diversity Equity and Inclusion Team.

•
PetIQ’s response to the COVID-19 Pandemic. The health and well-being of our employees has always been and continues to be our top priority. Over the past few years, we have made investments and updates to our policies to strengthen our safety practices, which investments and updated policies benefited us during the unprecedented COVID-19 pandemic. These investments include supplying sanitizers and disinfectants at all of our locations, employee wellness protocols, and improved handwashing requirements. In addition, we implemented the COVID-19 recommendations of the CDC and local health departments, including social distancing and wearing face masks. Collectively, these efforts give our employees confidence that PetIQ is committed to keeping them safe at all times. To ensure the health and well-being of all of our employees, we also provided up to 80 hours of paid sick leave for employees to self-isolate, obtain medical diagnosis or care, or to comply with recommendations or orders of a public official or a healthcare provider.

Corporate Governance Highlights

•
Board independence (6 of 7 directors are independent)

•
All of our Audit, Compensation, and Nominating and Corporate Governance Committee members are 100% independent

•
Excellent track record of attendance at all Board and committee meetings in 2021

•
Risk oversight by full Board and committees

•
Comprehensive Corporate Governance Guidelines

•
Strong Lead Independent Director

•
Annual review of committee charters and Corporate Governance Guidelines

•
Independent directors, led by Lead Independent Director, meet in executive sessions without management present

•
Annual Board and committee self-evaluations

•
Added annual self-evaluation of each director in 2022

•
Adopted majority voting for the election of directors in uncontested elections in 2021

•
Added two female directors in 2021

•
Added a racially diverse director in 2021

2022 Proxy Statement   18

Corporate Social Responsibility

Executive Compensation Highlights

•
Independent compensation consultant for the Compensation Committee

•
Clawback policy applicable to incentive compensation

•
Updated our Insider Trading Policy to prohibit hedging or pledging of Company stock by insiders

•
No single-trigger change-in-control severance or vesting of equity awards

Environmental

We believe disclosure of our impact on the environment is important to further PetIQ’s commitment to excellence in Environmental, Health and Safety performance. PetIQ will manage its operations in accordance with our Environmental, Health and Safety principals and beliefs in a manner that helps to control occupational safety and health risks, protects the environment, while fully complying with applicable laws and regulations. In 2021, our efforts resulted in:
•
Water usage for 2021: 10,559,616 gallons; and

•
Hazardous waste produced in 2021: 7,053 pounds.

PetIQ strives to provide our employees, customers, vendors, and visitors with a safe and healthy work environment. All locations must remain in compliance with the Occupational Safety and Health Act (OSHA) and other applicable state and federal regulatory safety requirements. Safety issues and violations of regulatory requirements are promptly addressed. In fiscal year 2021, our continued commitment to safety resulted in:
•
OSHA near misses, 39 and

•
OSHA recordable injuries, 16

Social

Throughout the year PetIQ supported the more vulnerable in our communities through charitable donations and employee engagement. We partnered with local food banks and worked with organizations that support our mission of bettering pet and pet parent’s lives.
•
In 2021 PetIQ supported charitable interests by donating $224,221 to various charitable groups.

PetIQ aims to ensure transparency of the Company’s practices and procedures regarding political activities.
•
PetIQ spent $151,388 on lobbying and advocacy groups in 2021.

Diversity Equity & Inclusion

PetIQ is committed to the continued growth of our organization by including people with different backgrounds and perspectives, leading to better decision making, greater innovation, and higher engagement in the workplace.
•
Our Board of Directors includes two women and one racially diverse member.

•
Employee demographics: 74.86% women and 35.62% minorities.

PetIQ started an internship program that seeks to attract individuals with varying backgrounds and diverse perspectives.
In September 2021, PetIQ formed the Diversity Equity and Inclusion Team (“DEI Team”) that includes membership from various areas of the business and support functions. The DEI Team will advise and support the Senior Leadership Team in further developing a workplace and organizational culture, including structure and policies, that value diversity of thought and perspective delivered by a diverse workforce operating within an inclusive organization. The DEI Team will work to incorporate PetIQ values and help the Senior Leadership Team to further develop an inclusive and equitable organizational culture that is visible to all PetIQ employees.
•
Our Board of Directors, Executive Officers and Senior Leadership Team will undergo DEI training with the goal of enhancing the performance and effectiveness of our leaders to help them further recognize and resolve targeted and root level challenges to promote a more inclusive culture.

•
The DEI Team sent out a company-wide survey to gauge employee perspectives on diversity, inclusion, and equity.

•
The DEI Team meets regularly and has created various sub-committees to further its mission including: the Events Committee; Content and Communications Committee; Education Committee; and Analytics Committee.

19   PetIQ, Inc.

Director Compensation

DIRECTOR COMPENSATION
Summary of Director Compensation Arrangements

The Company’s director compensation program consists of the following components, which originally became effective January 1, 2020:
•
Annual Cash Retainer — for 2021, each non-employee director was entitled to receive an annual cash retainer of $60,000 in consideration for his or her service on the Board.

•
Committee Chair Retainers — in addition, for 2021, each non-employee director serving as the chairman of a committee of the Board received a cash fee, as applicable, of $10,000 (for the chairs of the Compensation and Nominating and Corporate Governance Committees) or $20,000 (for the chair of the Audit Committee).
•
Equity Grants — finally, each non-employee director received an annual restricted stock unit award in 2021 with a grant date fair value of $90,000 (rounded up to the nearest whole share), vesting on the one-year anniversary of the date of grant based on continued service as a director through such date.

2021 Director Compensation

The following table presents information regarding the compensation earned or paid during 2021 to our non-employee directors who served on the Board during the year. Employee directors do not receive compensation for their service as members of the Board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mark First(2)	70,000	90,002	160,002
Ronald Kennedy(3)	45,000	90,002	135,002
Larry Bird	80,000	90,002	170,002
Scott Huff	60,000	90,002	150,002
Kimberly Lefko(4)	50,000	130,512	180,512
Sheryl Oloughlin(4)	50,000	130,512	180,512

(1)
The amounts reported in this column represent (i) for each non-employee director, the grant date fair value of the annual restricted stock unit award granted to each non-employee director on June 29, 2021 and (ii) for Mss. Lefko and Oloughlin, the grant date fair value of their prorated restricted stock unit award granted on March 1, 2021 in recognition of each director’s partial-year board service. All such awards vest on the first anniversary of the grant date, provided that the applicable director continues to serve as a director through such date. The grant date fair value of each award was calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the restricted stock unit awards, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. As of December 31, 2021, the following non-employee directors held outstanding equity awards: (i) Mr. First — 2,245 unvested restricted stock units; (ii) Mr. Bird — 2,245 unvested restricted stock units; (iii) Mr. Huff — 2,725 unvested restricted stock units; (iv) Ms. Lefko — 2,245 unvested restricted stock units; and (v) Ms. Oloughlin — 2,245 unvested restricted stock units. In connection with Mr. Kennedy’s resignation from the Board, effective July 29,2021, the Board approved the vesting of his 2,245 unvested restricted stock units. As such, Mr. Kennedy did not hold any outstanding equity awards as of December 31, 2021.

(2)
The cash fees owed to Mr. First were paid to an affiliate of the Eos Funds.

(3)
As previously disclosed, the Company accepted Mr. Kennedy’s resignation from the Board effective July 29, 2021.

(4)
Mss. Lefko and Oloughlin began serving on the Board effective March 2, 2021.

2022 Proxy Statement   20

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of March 31, 2022 by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock, on an as-converted basis;

•
each of our named executive officers;

•
each of our directors and director nominees; and

•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 25, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding the applicable options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The percentage of shares beneficially owned shown in the table below is based upon 29,486,966 shares of Common Stock outstanding as of April 25, 2022, comprised of 29,234,426 shares of Class A Common Stock and 252,540 shares of Class B Common Stock.

Except as otherwise noted below, the address for persons listed in the table is c/o PetIQ, Inc., 230 East Riverside Drive, Eagle, Idaho 83616.
	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power
	Number	Percentage	Number	Percentage
5% Stockholders
Macquarie Group Limited(2)	2,799,594	9.6%	—	—	9.5%
BlackRock, Inc.(4)	2,481,290	8.5%	—	—	8.4%
Eos Funds(1)	1,972,687	6.7%	—	—	6.7%
James Nathan Clarke(3)	1,690,802	5.8%	—	—	5.7%
Named Executive Officers and Directors
Larry Bird	6,863	*	—	—	*
McCord Christensen(5)	67,545	*	114,027	45.2%	*
Mark First(1)	1,977,548	6.8%	—	—	6.7%
Scott Huff	4,028	*	—	—	*
Kimberly Lefko	1,136	*	—	—	*
Sheryl Oloughlin	1,136	*	—	—	*
Kenneth Walker	—	—	—	—	—
Zvi Glasman	4,000	*	—	—	*
R. Michael Herrman	7,674	*	—	—	*
Susan Sholtis	12,476	*	—	—	*
Michael Smith	16,196	*	—	—	*
Total Executive Officers and Directors as a Group (11 Persons)	2,103,463	7.2%	114,027	45.2%	7.5%

*
less than 1%

(1)
Includes 1,660,344 shares of Class A Common Stock held by Eos Helios Partners IV, L.P. and 312,343 shares of Class A Common Stock held by Eos Partners, L.P. (collectively, the “Eos Funds”), which are affiliates of Eos Management, L.P. As Managing Director of Eos Management, L.P.,

21   PetIQ, Inc.

Security Ownership of Certain Beneficial Owners and Management

Mr. First has voting and investment control over and may be considered the beneficial owner of the Class A Common Stock owned by the Eos Funds. Mr. First disclaims any beneficial ownership of the Class A Common Stock owned by the Eos Funds. The principal business address for the Eos Funds is 437 Madison Avenue, New York, NY 10022. Information contained in the table above and this footnote is based solely on a report on Schedule 13G/A filed with the SEC on February 14, 2022.
(2)
These securities are beneficially owned by Macquarie Group Limited (“Macquarie”) due to its ownership of Macquarie Management Holdings Inc., Macquarie Investment Management Business Trust, Macquarie Investment Management Global Limited and Ivy Investment Management Company. The principal business address for Macquarie is 50 Martin Place Sydney, New South Wales, Australia. Information contained in the table above and this footnote is based solely on a report on Schedule 13G filed with the SEC on February 14, 2022.

(3)
Includes 353,703 shares of Class A Common Stock held by Labore et Honore LLC and 71,022 shares of Class A Common Stock held by Clarke Capital Partners LLC (collectively, the “Clarke Capital Entities”). Mr. Clarke is the Manager of the Clarke Capital Entities and has voting and investment control over and may be deemed to be the beneficial owner of the shares of Class A Common Stock held by the Clarke Capital Entities. Also includes 239,916 shares of Class A Common Stock owned by the James N. Clarke Irrevocable Trust, the trustee of which is Mr. Clarke’s spouse, Andrea M. Clarke, 924,673 shares of Class A Common Stock held by the JNC 101 Trust, the trustee of which is Mrs. Clarke, and 101,488 shares of Class A Common Stock held by the Andrea M. Clarke Irrevocable Trust, dated December 27, 2012, of which Mr. Clarke is the trustee. Information contained in the table above and this footnote is based solely on a report on Schedule 13G/A filed with the SEC on February 14, 2020.

(4)
The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Information contained in the table above and this footnote is based solely on a report on Schedule 13/A filed with the SEC on February 11, 2022.

(5)
Shares of Class B Common Stock held by Christensen Ventures, LLC (“Ventures”). Mr. Christensen is the manager of Ventures and exercises voting and investment control over all shares held by Ventures.

2022 Proxy Statement   22

Section 16(a) Beneficial Ownership Reporting Compliance

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.
Based solely on a review of the reports furnished to the Company and written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2021 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act, except: a Form 4 for Ronald Kennedy filed on February 8, 2021 with respect to a transaction that occurred on January 31, 2021; a Form 4 for Mark First filed on August 9, 2021 with respect to a transaction that occurred on June 18, 2021; a Form 4 for Larry Bird filed on August 9, 2021 with respect to a transaction that occurred on June 18, 2021; a Form 4 for Scott Huff filed on August 9, 2021 with respect to a transaction that occurred on June 18, 2021. All aforementioned parties have subsequently filed the applicable Form 3 or Form 4 reports.

23   PetIQ, Inc.

Certain Relationships and Related Party Transactions

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions

Our Board has a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. The policy covers any transactions, arrangements or relationships, or any series of similar transactions, arrangements or relationships, in which we are to be a participant and our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, as determined by the Audit Committee. Related party transactions include, without limitation, purchases of goods or services by or from the related person or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party. All related party transactions must be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances as well as the extent of the related party’s interest in the transaction.
All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy.

Related Party Transactions

Chris Christensen, the brother of CEO, McCord Christensen, acts as the Company’s agent at Moreton Insurance (“Moreton”), which acts as a broker for a number of the Company’s insurance policies. The Company’s annual premium expense, which is paid at a variety of times throughout the year, and is generally paid directly to the relevant insurance company, amounted to $6.9 million in 2021. Amounts paid to Moreton and subsequently transferred to insurance providers, was $2.8 million and $2.3 million in 2020 and 2019. Mr. Chris Christensen was paid a Commission of approximately $0.1 million each year by Moreton for the sale of such insurance policies to the Company.
In August 2021, the Company sold its prior corporate office in Eagle, Idaho for $4.8 million. The Company utilized
Colliers International (“Colliers”) as a broker with Mike Christensen, the brother of CEO, McCord Christensen, as agent. The Company paid approximately $0.1 million in commissions to Colliers as a result of the sale. In December 2021, the Company purchased a parcel of land for $2.5 million. Total commission paid to Colliers was approximately $0.1 million as a result of this purchase.
Katie Turner, the spouse of CEO, McCord Christensen, is the owner of Acadia Investor Relations LLC, (“Acadia”) which acts as the Company’s investor relations consultant. Acadia has been paid $0.2 million for the year ending December 31, 2021.

Tax Distributions

Pursuant to the HoldCo LLC Agreement, the Company has accrued tax distributions that are payable to certain HoldCo members to facilitate such members’ periodic estimated tax obligations. At December 31, 2021, the Company had paid $90,000 in advance for estimated tax distributions, which are included in accounts payable on the Company’s consolidated balance sheets.

2022 Proxy Statement   24

Audit Committee Report

AUDIT COMMITTEE REPORT
The Audit Committee serves as the representative of the Board with respect to its oversight of:
•
the integrity of the Company’s financial statements

•
our accounting and financial reporting processes;

•
audits of the Company’s financial statements;

•
the integrity of our consolidated financial statements;

•
systems of internal control over financial reporting;

•
compliance with legal and regulatory financial accounting requirements;

•
our systems and policies to monitor and manage business risk;

•
the independent registered public accounting firm’s appointment, qualifications, independence and compensation; and

•
the performance of our internal audit function.

The Audit Committee also reviews the performance of our independent registered public accounting firm, KPMG, including the selection and performance of the lead audit engagement partner, in the annual audit of our consolidated financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees. In selecting and evaluating an independent registered public accounting firm, the Audit Committee considers such factors as the quality and efficiency of the services provided by the auditor, the auditor’s capabilities and the auditor’s technical expertise and knowledge of the Company’s operations and industry. Each year, the Audit Committee will evaluate the qualifications, performance, tenure, and independence of the Company’s independent auditor and determine, after also considering the impact of a change in auditor, whether to re-engage the current independent auditor. KPMG has audited our financial statements since 2014.
The Audit Committee is currently composed of three independent directors, Messrs. Bird and Walker and Ms. Lefko, each of which qualifies as an “audit committee financial expert” under the SEC rules.
The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the
Audit Committee reviewed and discussed the audited consolidated financial statements in our 2021 Annual Report with management, including a discussion of accounting principles, the reasonableness of significant judgments made in connection with the audited consolidated financial statements, and disclosures in the consolidated financial statements. The Audit Committee reports on these meetings to our Board.
Our management has primary responsibility for preparing our consolidated financial statements and for our financial reporting processes. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting.
The Audit Committee reports as follows:
(1)
The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2021 with our management.

(2)
The Audit Committee has discussed with KPMG, our independent registered public accounting firm for fiscal year 2021, the matters required to be discussed under the Public Company Accounting Oversight Board standards.

(3)
The Audit Committee has received the written disclosures and the letter from KPMG pursuant to Rule 3526 of the Public Company Accounting Oversight Board, and has discussed with KPMG its independence, including whether the provision of non-audit services to us is compatible with its independence.

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or by one or more members of the Audit Committee pursuant to any delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or any member or members of the Audit Committee with such delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such services for us.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in PetIQ’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2021, for filing with the SEC.

25   PetIQ, Inc.

Audit Committee Report

The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.
Respectfully submitted on April 29, 2022, by the following members of the Audit Committee of the Board:
Larry Bird (Chair)
Kimberly Lefko
Kenneth Walker
2022 Proxy Statement   26

Proposal 2: Ratification of the Appointment of the Company’s Independent Auditors

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS
The Audit Committee has selected KPMG as the Company’s independent accountants for fiscal year 2022, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the independent accountants, the Board considers the selection of the independent accountants to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote on the proposal is required to ratify the selection of KPMG as the Company’s independent accountant for the current fiscal year.

Fees Paid to Independent Accountants

The following table sets forth the aggregate fees billed for various professional services rendered by KPMG:
	2021	2019
Audit Fees(1)	$2,081,254	$2,927,983
Audit-Related Fees(2)	$—	$113,429
Tax Fees(3)	$—	$10,178
Total Fees	$2,081,254	$3,051,590

(1)
Audit fees include fees associated with the annual audit of our consolidated financial statements and reviews of the Company’s quarterly reports on Form 10-Q and other services that are normally provided by the independent accountants in connection with our regulatory filings.

(2)
Audit-related fees relate to acquisition related due diligence services, comfort letters, and reimbursement for litigation related costs.

(3)
Tax fees include services related to tax compliance, and tax advice.

All services listed in the above table were approved by the Audit Committee.
We expect representatives of KPMG to be available at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Recommendation of the Board

The Board recommends that stockholders vote “FOR” the ratification of the Company’s independent auditors.
27   PetIQ, Inc.

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program

The Compensation Committee of our Board of Directors, which we refer to herein as the “Committee,” is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy and executive compensation programs. The Committee strives to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executive officers, including the named executive officers, are similar to those provided to executive officers at comparable companies in similarly situated positions.

Named Executive Officers

For 2021, our named executive officers and their respective titles are as follows:
•
McCord Christensen, Chief Executive Officer

•
John Newland, Former Chief Financial Officer

•
Susan Sholtis, President

•
Michael Smith, Executive Vice President, Product Division

•
R. Michael Herrman, Executive Vice President, General Counsel & Corporate Secretary

Messrs. Christensen and Newland are named executive officers for 2021 based on their positions with us as principal executive officer and principal financial officer during 2021. Ms. Sholtis and Messrs. Smith and Herrman are named executive officers based on being the three highest paid executive officers of the Company, other than the principal executive officer and principal financial officer, during 2021.
As previously disclosed, the Company announced on August 3, 2021 that Mr. Newland would retire as the Company’s Chief Financial Officer, which retirement became effective March 31, 2022 (“Retirement Date”). On December 6, 2021, the Company appointed Zvi Glasman to be the Company’s new Chief Financial Officer, effective January 3, 2022. Prior to Mr. Glasman’s appointment, Mr. Newland entered into a transition services agreement providing that he would serve as an executive advisor to the Company through his Retirement Date. A description of the compensation arrangement with Mr. Newland in connection with the transition can be found under the heading “— Executive Employment Arrangements” following the Summary Compensation Table below.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of our specific annual, long-term and strategic goals, and which aligns executives’ interests with those of our stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives at companies with, among other things as discussed in greater detail below, similarly sized revenues. To that end, the Committee believes that executive compensation packages provided by us to our executives, including to our named executive officers, should include both cash and equity-based compensation that rewards performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer annually reviews the performance of each of our named executive officers (other than the Chief Executive Officer, whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual incentive award target and actual payout amounts, are presented to the Committee, which has the discretion to modify any

2022 Proxy Statement   28

Compensation Discussion and Analysis

recommended adjustments or awards to executives.
The Committee has final approval over all compensation decisions for our named executive officers and approves recommendations regarding cash and equity awards to all of our officers.

Stockholder Feedback

At our 2021 annual meeting of stockholders, a significant majority of our stockholders approved our executive compensation structure in a “say-on-pay” advisory vote, with over 90% voting in favor of our executive compensation structure. As a result of the 2021 vote, the Committee determined to continue its pay philosophy or practices.
Also at our annual meeting in 2021, our stockholders approved an advisory “say-on-pay frequency” proposal to hold “say-on-pay” advisory votes every year and, therefore, we elected to submit the advisory “say-on-pay” proposal to our stockholders on an annual basis. We will hold another advisory “say-on-pay frequency” vote at this year’s annual meeting.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured our executive compensation programs to motivate our executives to achieve the business goals set by us and to reward the executives for achieving these goals. In evaluating executive compensation, the Committee considers a variety of factors including market demands, internal equity and external surveys which provide insight into and guidance on the pay practices of similar companies. While survey data provides us with a helpful guideline, we do not make compensation decisions based on any single factor.

Executive Compensation Components

The principal components of compensation for our named executive officers are:
•
base salary;

•
annual incentives; and

•
long-term incentive awards.

Base Salary
We provide our named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salaries established for our named executive officers are intended to reflect each individual’s responsibilities, experience, historical performance and other discretionary factors deemed relevant by the Committee and have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Base salaries are also designed to provide our named executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in the Company’s operating performance. The initial base salary for our named executive officers is established in their employment agreements.
Salary levels are reviewed annually as part of our performance review process as well as upon a promotion or other material change in job responsibility. Merit-based increases to salaries of the executives, including our named executive officers, are based on the Committee’s assessment of the individual’s performance.
In reviewing base salaries of our executives, the Committee primarily considers:
•
scope and/or changes in individual responsibility;

•
internal analysis of the executive’s compensation, both individually and relative to other officers; and

•
individual performance of the executive.

The Committee reviews these criteria collectively but does not assign a weight to any criterion when setting base salaries. Each base salary adjustment is made by the Committee subjectively based upon the foregoing.

29   PetIQ, Inc.

Compensation Discussion and Analysis

Our named executive officers are entitled to the following annual base salaries:
Name	2020 Base Salary Rate ($) (Effective January 1, 2020)	2021 Base Salary Rate ($) (Effective January 1, 2021)
McCord Christensen	800,000	950,000
John Newland	425,000	500,000
Susan Sholtis	450,000	550,000
Michael Smith	415,000	500,000
R. Michael Herrman	315,000	400,000
In October 2020, the Board approved base salary increases for each named executive officer, effective January 1, 2021 to reflect individual performance and to recognize the contributions of such named executive officers within their respective roles.

Annual Incentives
Our named executive officers are eligible for annual bonuses based on Company performance and individual performance, with payment amounts determined by the Committee based on the Committee’s assessment of performance for the applicable year. The annual incentive plan is intended to focus the entire organization on meeting or exceeding the annual performance goals that are set during the early part of each year and approved by the Committee, while also providing significant opportunity to reward individual contributions.
Each named executive officer is assigned an annual target opportunity for an annual bonus expressed as a percentage of such executive’s base salary. An executive’s target annual incentive percentage generally increases as his or her ability to affect the Company’s performance increases. Consequently, as an executive’s responsibilities increase, his or her variable compensation in the form of an annual cash bonus also increases, generally making up a larger portion of the executive’s total compensation. Our Chief Executive Officer’s annual cash bonus is 100% based on Company performance. For each of our other named executive officers, their annual cash bonuses are 50% dependent on the Company’s achievement of performance against predetermined goals and 50% dependent on an individual’s performance, the achievement of which is determined at the discretion of the Committee. Our named executive officers (other than the Chief Executive Officer) may be eligible for an annual bonus in excess of target based on outstanding individual performance.
In October 2020, the Board approved increases to Messrs. Smith and Herrman’s annual bonus target opportunity for each officer’s annual bonus from 75% of base salary to 100% of base salary.

The 2021 annual bonus target opportunities for our named executive officers are set forth in the following table:
Name	Target Bonus as % of Base Salary	Target Bonus ($)
McCord Christensen	100%	950,000
John Newland	100%	500,000
Susan Sholtis	100%	550,000
Michael Smith	100%	500,000
R. Michael Herrman	100%	400,000
For 2021, the Committee determined to use Adjusted EBITDA as the sole annual incentive performance measure (for more information regarding Adjusted EBITDA and a reconciliation to net income, the most directly comparable GAAP measure, see Appendix A, “Reconciliation of Non-GAAP Financial Measures”). The Board set an Adjusted EBITDA target for 2021 of $98.0 million (as adjusted to exclude bonus expenses), and the Committee determined that no bonuses would be earned if actual Adjusted EBITDA was achieved at or below 85%. However, if actual Adjusted EBITDA was achieved at Threshold (85.1%), Target (100%) or Maximum (115%), then bonuses would be earned at 50%, 100% or 150% of target, respectively, with linear interpolation for performance between the specified goals. In determining the payouts of the 2021 annual

2022 Proxy Statement   30

Compensation Discussion and Analysis

cash bonus program, consistent with our pay-for-performance philosophy of providing incentive payouts for delivering operating results, the Committee deemed it appropriate to exclude a portion of the estimated impact of the COVID-19 pandemic, from the Company’s financial performance results as a significant unplanned, unbudgeted item. Factoring in such exclusions, the Adjusted EBITDA (as adjusted to exclude bonus expenses) achieved by the Company for 2021 was $109.9 million, which resulted in performance results of approximately 112% of target. Despite the above-target performance on an as adjusted basis, the Committee determined to exercise negative discretion to cap payouts for the Company performance component of the 2021 annual cash bonus at 100% of target. With respect to the individual performance component, our eligible named executive officers, other than the Chief Executive Officer, earned the individual performance component of their 2021 annual cash bonuses as follows: 100% of target for Messrs. Newland and Herrman, 136% of target for Ms. Sholtis and 195% of target for Mr. Smith.

The annual bonuses earned by our named executive officers for 2021 are set forth in the following table:
Name	2021 Annual Incentive Payout Percentage (% of Target)	2021 Annual Bonus ($)
McCord Christensen	100%	950,000
John Newland	100%	500,000
Susan Sholtis	118%	650,000
Michael Smith	145%	725,000
R. Michael Herrman	100%	400,000
Long-Term Incentive Awards
We established the Omnibus Plan in connection with our initial public offering in 2017, pursuant to which cash and equity-based incentives (including through an annual incentive program) may be granted to participating employees, directors and consultants. The principal purposes of the Omnibus Plan, as amended, are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors and consultants. Our Omnibus Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, nonqualified stock options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and performance units), and other stock or cash-based awards.
In August 2018, the Committee adopted a long-term incentive award program (the “LTI Program”) under the Omnibus Plan, pursuant to which equity awards are made on an annual basis to certain employees of the Company, including our named executive officers. Each participant has an LTI target representing a percentage of base salary that is used to determine the total grant date value of the participant’s LTI Program award. Whether a participant receives 100% of their LTI Program target is determined as follows at the beginning of each fiscal year: (1) 50% of a participant’s LTI award will be awarded at target if the participant remains employed by the Company on the grant date (“Service-Based Condition”) and (2) 50% of a participant’s LTI award will be awarded at threshold, target or maximum based on the level of Adjusted EBITDA achieved by the Company in the year prior to the year of grant, as compared to the Adjusted EBITDA budget set for each year by the Board (“Performance-Based Condition”). For more information regarding Adjusted EBITDA and a reconciliation to net income, the most directly comparable GAAP measure, see Appendix A, “Reconciliation of Non-GAAP Financial Measures”).

31   PetIQ, Inc.

Compensation Discussion and Analysis

The Service-Based Condition was met for each named executive officer. The amount of the LTI award based on the Performance-Based Condition will vary as follows:
Threshold/Target/Maximum	Level of Achievement of Adjusted EBITDA Against Budget	Percentage of Performance-Based LTI Target Awarded
Threshold	85.1%	50%
Target	100%	100%
Maximum	115% or above	115%
If the level of achievement of Adjusted EBITDA is above Threshold (85%) but below Target (100%), or above Target (100%) but below Maximum (115%), the amount of the LTI award that will be awarded based on the Performance-Based Condition will be determined using straight-line interpolation.
The adjusted EBITDA budget set by the Board for 2020 was $77.0 million (as adjusted to exclude bonus expenses). In determining the percentage of the Performance-Based LTI Target to be awarded in 2021, consistent with our pay-for-performance philosophy of providing incentive awards for delivering operating results, the Committee deemed it appropriate to exclude a portion of the estimated impact of the COVID-19 pandemic, from the Company’s financial performance results as a significant unplanned, unbudgeted item. Factoring in such exclusions, the Adjusted EBITDA (as adjusted to exclude bonus expenses) achieved by the Company for 2021 was $83.2 million, which resulted in performance results of approximately 108% of target. Despite the above-target performance on an as adjusted basis, the Committee determined to exercise negative discretion and limit the amount of the 2021 LTI award that will be awarded based on the Performance-Based Condition to Target (100%).

The 2021 LTI award opportunities for our named executive officers are set forth in the following table. Since the Service-Based Condition and the Performance-Based Condition were both achieved at target, the named executive officers were eligible to receive 100% of their LTI award opportunities:
Name	2021 LTI Award Opportunity (% of Base Salary)	2021 Grant Date Fair Value of LTI Award ($)
McCord Christensen(1)	200%	1,900,000
John Newland	100%	500,000
Susan Sholtis	100%	550,000
Michael Smith	100%	500,000
R. Michael Herrman	100%	400,000

(1)
In October 2020, the Board approved an increase to Mr. Christensen’s LTI target from 150% of base salary to 200% of base salary.

The mix of equity awards granted to the Company’s named executive officers under the LTI Program on March 1, 2021 consisted of nonqualified stock options (weighted 50%) and restricted stock units (weighted 50%), which will vest ratably in annual installments over four years from the date of grant, generally based on a participant’s continued employment with the Company through each vesting date.

Based on our named executive officer’s 2021 LTI award opportunities, each received the grants of nonqualified stock options and restricted stock units for pursuant to the LTI Program in 2021 as set forth in the following table:
Name	Nonqualified Stock Options (#)	Restricted Stock Units (#)
McCord Christensen	53,281	26,640
John Newland	14,021	7,011
Susan Sholtis	15,423	7,712
Michael Smith	14,021	7,011
R. Michael Herrman	11,217	5,609
2022 Proxy Statement   32

Compensation Discussion and Analysis

In addition, in 2021, the Committee determined it was advisable to provide Ms. Sholtis and Mr. Smith with special retention awards of 50,000 restricted stock units and 25,000 restricted stock units, respectively, on May 7, 2021, which vest in approximately equal installments on each of the first four anniversaries of the grant date, subject to each officer’s continued service with the Company through each applicable vesting date. The primary purpose of these special retention awards was to enhance and protect stockholder value by ensuring the continuity and stability of key members of our management team, while also incentivizing those team members to pursue the most advantageous opportunities to maximize stockholder value. To ensure the awards do not unjustly reward the officers, the RSUs require continued service through each anniversary date to vest.

Retirement Plan
Effective February 1, 2019, we adopted a qualified defined contribution 401(k) plan in which all of our eligible employees, including our named executive officers, may participate. The Company will match 100% of up to the first 3% of a participant’s deferral per year under the 401(k) plan.

Limited Perquisites
We provide named executive officers with limited perquisites that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.

Employment Agreements and Severance Benefits
We provide our named executive officers with certain severance protections in their employment agreements in order to attract and retain an appropriate caliber of talent for such positions. Our employment agreements with the named executive officers and the severance provisions set forth therein are summarized below under “— Executive Employment Arrangements” and “— Potential Payments upon Termination or Change in Control.” We intend to periodically review the level of the benefits in these agreements.

Hedging and Pledging Disclosure
The Company’s Insider Trading Policy (the “Policy”) prohibits directors and officers designated as “officers” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended (together, the “Section 16 Reporting Persons”) from (i) entering into hedging or monetization transactions involving our Company stock and (ii) holding our Company stock in a margin account or pledging our Company stock as collateral for a loan. An excerpt from the Policy is set forth below:
Margin Accounts and Pledges. Section 16 Reporting Persons may not pledge any Company securities as collateral for a loan and such person may not hold Company securities as collateral in a margin account. Such persons may not have control over these transactions as the securities may be sold at certain times without such person’s consent. A margin or foreclosure sale that occurs when a person subject to this policy is aware of material, nonpublic information may, under some circumstances, result in unlawful insider trading. This provision shall not apply with respect to members of the Company’s Board of Directors who may indirectly engage in such transactions in a professional capacity.
Hedges and Monetization Transactions. Section 16 Reporting Persons may not engage in hedging or monetization transactions, through transactions in Company securities or through the use of financial instruments designed for such purpose. Such hedging and monetization transactions may permit a person to own Company securities, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company’s stockholders generally.

Clawback Policy
The Company maintains a formal clawback policy (the “Clawback Policy”) that applies to all “Incentive-Based Compensation” granted to any “Executive Officer”, in each case as such term is defined in rules or regulations issued by the U.S. Securities and Exchange Commission or any national securities exchange or national securities association on which shares of the common stock of the Company may be traded, in connection with Section 10D of

33   PetIQ, Inc.

Compensation Discussion and Analysis

the Exchange Act, as added by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.
In the event that the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws, the Company will recover from such Executive Officer who received Incentive-Based Compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the Executive Officer under the accounting restatement. If the Compensation Committee cannot determine the amount of excess Incentive-Based Compensation received by an Executive Officer directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement and will determine, in its sole discretion, the method for recouping Incentive-Based Compensation. In determining what actions to take, the Compensation Committee shall take into account all relevant factors, including whether the Executive Officer engaged in fraud, misconduct or other bad-faith action that caused or partially caused the need for the restatement. In addition, the Compensation Committee may dismiss the Executive Officer, authorize legal action, or take such other action to enforce the Executive Officer’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.
The Clawback Policy is administered by the Compensation Committee, which has the sole discretion in making all determinations under the Clawback Policy, which shall be binding on all individuals. The Clawback Policy will be interpreted and administered (and, as necessary, amended to be) consistent with the applicable requirements of Section 10D of the Exchange Act and any applicable rules or regulations issued by the U.S. Securities and Exchange Commission or any national securities exchange or national securities association on which shares of the common stock of the Company may be traded.

2022 Pay Actions

In October 2021, the Board approved a base salary increase of 5% for each named executive officer, effective January 1, 2022 to reflect cost of living adjustments and inflation. In addition, when determining the grant mix to be made under the March 2021 LTI Program, the Board determined to provide our named executive officers with restricted stock units in lieu of a mix of nonqualified stock options and restricted stock units.

Tax and Accounting Implications

One of the factors the Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. While the Committee generally considers this limit when determining compensation, there are instances in which the Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders. The Committee also considers the accounting treatment of the cash and equity awards in making decisions about the awards that it grants and maintains.

2022 Proxy Statement   34

Compensation Committee Report

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Respectfully submitted by:
THE COMPENSATION COMMITTEE
Mark First, Chairman
Scott Huff
Sheryl Oloughlin
35   PetIQ, Inc.

Summary Compensation Table

SUMMARY COMPENSATION TABLE
The following Summary Compensation Table discloses the compensation information for fiscal years 2019 through 2021 for our principal executive officer (“PEO”), principal financial officer (“PFO”) and the three most highly compensated executive officers other than the PEO and PFO who were serving as executive officers at the end of the last completed fiscal year (collectively, the “named executive officers”).
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
McCord Christensen Chief Executive Officer	2021	950,000	—	949,982	660,009	950,000	11,300	3,521,291
	2020	817,808	—	442,754	314,220	800,000	23,328	2,398,110
	2019	516,026	747,337	225,001	409,649	—	—	1,898,013

John Newland Former Chief Financial Officer	2021	500,000	—	250,012	173,683	500,000	4,444	1,428,139
	2020	439,855	—	221,387	152,106	425,000	7,886	1,246,234
	2019	387,019	560,502	112,501	204,830	—	8,400	1,273,252

Susan Sholtis President	2021	550,000	—	2,421,010	191,050	650,000	4,719	3,816,779
	2020	465,385	—	229,534	157,717	450,000	8,206	1,310,842
	2019	400,000	—	—	—	581,158	6,423	987,581

Michael Smith Executive Vice President, Product Division	2021	500,000	—	1,323,012	173,683	725,000	5,192	2,726,887
	2020	430,385	—	123,196	84,654	311,250	28,958	838,952
	2019	216,154	733,949	409,566	996,714	—	20,852	2,376,312

R. Michael Herrman (6) Executive Vice President, General Counsel and Corporate Secretary	2021	400,000	—	200,017	138,949	400,000	—	1,138,966
	2020	326,346	—	142,998	98,260	236,250	—	803,854

(1)
The amounts reported in the “Bonus” column for 2019 represent (i) for Messrs. Christensen and Newland, discretionary bonuses paid to the executives in 2020 with respect to services provided in 2019, and (ii) for Mr. Smith, a sign-on bonus of $500,000 paid in connection with the commencement of his employment with the Company, and a discretionary bonus of $233,949 paid in 2020 with respect to services provided in 2019.

(2)
The amounts reported in the “Stock Awards” column for 2021 represent the grant date fair value of the restricted stock unit awards granted to the named executive officers, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the restricted stock unit awards, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)
The amounts reported in the “Option Awards” column for 2021 represent the grant date fair value of the stock option awards granted to the named executive officers, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(4)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2021 represent the amounts earned under the Company’s 2021 annual incentive program based on achievement of the applicable Adjusted EBITDA target, as described above in the Compensation Discussion and Analysis under the heading, “Annual Incentives.”

(5)
The amounts reported in the “All Other Compensation” column for 2021 represent employer matching contributions under the Company’s 401(k) plan, except for amounts reported for Mr. Christensen, who received reimbursements of $11,300 related to club membership dues.

(6)
Because Mr. Herrman was not a named executive officer prior to 2020, only his 2020 and 2021 compensation is reported in this table.

2022 Proxy Statement   36

Summary Compensation Table

Executive Employment Arrangements
A summary of our current at-will employment agreements with our named executive officers is set forth below. For a description of the severance provisions of the employment agreements, see “— Potential Payments upon Termination or Change in Control” below.
McCord Christensen. Effective May 31, 2012, Mr. Christensen entered into an employment agreement with the Company, which was amended and restated effective May 9, 2019. Under the amended agreement, Mr. Christensen will continue to serve as Chief Executive Officer for a term of three years, plus automatic one-year renewals thereafter unless any party provides notice of intent not to renew the agreement. The amended agreement provides for an initial base salary of $515,000 per year and eligibility to receive annual cash bonuses in the discretion of the Board with a target bonus equal to 100% of his annual base salary. Mr. Christensen is also eligible to participate in and receive awards under the PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Omnibus Plan”), as determined by the Committee in its discretion.
Mr. Christensen is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period three years following the termination of employment.
John Newland. Effective May 9, 2019, Mr. Newland entered into an employment and non-competition agreement with the Company, which supersedes the terms of Mr. Newland’s offer letter, dated March 6, 2014. Pursuant to the agreement, Mr. Newland will continue to serve as Chief Financial Officer for a term of one year, plus automatic one-year renewals thereafter unless any party provides notice of intent not to renew the agreement. The agreement provides for an initial base salary of $386,250 per year and eligibility to receive annual cash bonuses in the discretion of the Board with a target bonus of 100% of his annual base salary. Mr. Newland is also eligible to participate in and receive awards under the Omnibus Plan, as determined by the Committee in its discretion. Mr. Newland is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period following the termination of employment of one year.
As previously disclosed, effective March 31, 2022, Mr. Newland retired from the Company. In connection with his retirement announcement in August 2021, the Company and Mr. Newland entered into a Transition
Support Agreement and General Release (the “Transition Agreement”) on August 3, 2021, which provided that in addition to Mr. Newland’s current duties, he would also provide leadership transition services until his retirement date. In exchange for entering into the Transition Agreement, extending the restrictive period of his restrictive covenants from one year to two years and his execution and non-revocation of a general release in favor of the Company following his retirement, Mr. Newland was eligible to receive the following additional benefits (i) salary continuation for 24 months; (ii) up to 24 months of COBRA premiums for himself and his eligible dependents; (iii) eligibility to receive equity incentive awards in March 2022 with an aggregate value equal to 100% of Mr. Newland’s then-current base salary and (iv) accelerated vesting of all unvested equity incentive awards (including the March 2022 grants) on Mr. Newland’s retirement date and a modified exercise period for all outstanding options of 24 months following the date Mr. Newland can no longer revoke his release. All equity incentive awards and post-retirement benefits remain subject to cancellation, forfeiture and clawback in the event Mr. Newland breaches the Transition Agreement or any restrictive covenants.
Susan Sholtis. On September 17, 2018, Ms. Sholtis entered into an employment agreement with the Company, effective October 1, 2018, to serve as President of the Company. The agreement provides for an initial term of one year, plus automatic one-year renewals thereafter unless any party provides notice of intent not to renew the agreement, and an initial base salary of $400,000 peryear. In addition, Ms. Sholtis is eligible to receive annual cash bonuses in the discretion of the Board with a target bonus of 100% of her annual base salary. Ms. Sholtis is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period of one year following the termination of her employment for any reason.
In connection with Ms. Sholtis’s commencement of employment, Ms. Sholtis received an option to purchase 100,000 shares of Class A Common Stock, vesting in equal installments on each of the first four anniversaries of the grant date, and 20,000 restricted stock units, vesting 50% on the first anniversary of the grant date and in equal installments on each of the second, third, and fourth anniversaries thereafter.
Michael Smith. Effective May 28, 2019, Mr. Smith entered into an employment and non-competition agreement with the Company. Under the agreement, Mr. Smith will serve as the Executive Vice President, Product Division of the Company for an initial term of one year, plus automatic one-year renewals thereafter unless any party provides notice

37   PetIQ, Inc.

Summary Compensation Table

of intent not to renew the agreement. The agreement provides for an initial base salary of $400,000 per year and a $500,000 sign-on bonus. In addition, Mr. Smith is eligible to receive annual cash bonuses in the discretion of the Board with a target bonus of 75% of his annual base salary (prorated for the 2019 fiscal year) and to participate in and receive awards under the Omnibus Plan, as determined by the Committee in its discretion, with a target opportunity equal to 100% of his annual base salary (prorated for the 2019 fiscal year). Mr. Smith is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period following the termination of employment of one year.
In connection with the commencement of Mr. Smith’s employment, Mr. Smith received an option to purchase 100,000 shares of Class A Common Stock and an award of 15,508 restricted stock units, in each case, vesting in substantially equal installments on each of the first four anniversaries of the grant date.
R. Michael Herrman. Effective May 9, 2019, Mr. Herrman entered into an employment and non-competition agreement with the Company. Pursuant to the agreement, Mr. Herrman will serve as General Counsel and Secretary of the Company for a term of one year, plus automatic one-year renewals thereafter unless any party provides notice of intent not to renew the agreement. The agreement provides for an initial base salary of $295,000 per year and eligibility to receive annual cash bonuses in the discretion of the Board with a target bonus of 50% of his annual base salary. Mr. Herrman is also eligible to participate in and receive awards under the Omnibus Plan, as determined by the Committee in its discretion. Mr. Herrman is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period following the termination of employment of one year.

2022 Proxy Statement   38

Grants of Plan-Based Awards

GRANTS OF PLAN-BASED AWARDS
The following table discloses the grants of plan-based awards made to our named executive officers in 2021.
Name	Type of Award	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)
McCord Christensen	Annual Incentive	—	475,000	950,000	1,425,000
	RSU(3)	3/1/2021				26,640			949,982
	Stock Option(4)	3/1/2021					53,281	35.66	660,009

John Newland	Annual Incentive	—	250,000	500,000	750,000
	RSU(3)	3/1/2021				7,011			250,012
	Stock Option(4)	3/1/2021					14,021	35.66	173,683

Susan Sholtis	Annual Incentive	—	275,000	550,000	825,000
	RSU(3)	3/1/2021				7,712			275,010
		5/7/2021				50,000			2,146,000
	Stock Option(4)	3/1/2021					15,423	35.66	191,050

Michael Smith	Annual Incentive	—	250,000	500,000	750,000
	RSU(3)	3/1/2021				7,011			250,012
		5/7/2021				25,000			1,073,000
	Stock Option(4)	3/1/2021					14,021	35.66	173,683

R. Michael Herrman	Annual Incentive	—	200,000	400,000	600,000
	RSU(3)	3/1/2021				5,609			200,017
	Stock Option(4)	3/1/2021					11,217	35.66	138,949

(1)
The threshold, target, and maximum annual incentive amounts represent 50%, 100%, and 150%, respectively, of the total bonus opportunity for each named executive officer. If actual performance falls between threshold and target or between target and maximum, the award would be calculated using linear interpolation. The annual incentive awards are also based on a percentage of base salary, which is 100% for each of the named executive officers. The target amount is generally the named executive officer’s base salary multiplied by his or her respective target opportunity.

(2)
Please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for the assumptions made in determining values.

(3)
The restricted stock unit awards vest in approximately equal installments on each of the first four anniversaries of the applicable grant dates, subject to continued service with the Company through each such vesting date.

(4)
The stock option awards vest in approximately equal installments on each of the first four anniversaries of the applicable grant dates, subject to continued service with the Company through each such vesting date.

Annual Incentives
A summary of the Company’s annual incentive program is set forth above under the heading, “Compensation Discussion and Analysis — Executive Compensation Components — Annual Incentives.”
Long-Term Incentives
The stock options and restricted stock unit awards were all granted pursuant to the Omnibus Plan, a summary of which is set forth above under the heading, “Compensation Discussion and Analysis — Executive Compensation Components — Long-Term Incentive Awards.” In general, the stock options and restricted stock units vest in ratable annual installments on each of the first four anniversaries of the grant date, generally subject to continued service with the Company through each applicable vesting date. For a description of the effect of a termination of employment or change in control on the vesting of stock options and restricted stock units, please see “Executive Compensation  —  Potential Payments Upon Termination or Change in Control.”
39   PetIQ, Inc.

Outstanding Awards and Fiscal Year End

OUTSTANDING AWARDS AT FISCAL YEAR END
The following table shows outstanding equity awards as of December 31, 2021 for each named executive officer.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
McCord Christensen	—	53,281(4)	35.66	3/1/2031	26,640(4)	604,994
	11,358	34,077(5)	19.49	3/12/2030	17,038(5)	386,933
	18,932	18,933(6)	27.73	3/13/2029	4,057(6)	92,134
	112,500	37,500(7)	24.97	3/15/2028
	92,440	—(8)	16.00	7/20/2027
John Newland	—	14,021(4)	35.66	3/1/2031	7,011(4)	159,220
	5,679	17,038(5)	19.49	3/12/2030	8,520(5)	193,489
	9,466	9,467(6)	27.73	3/13/2029	2,029(6)	46,079
	56,250	18,750(7)	24.97	3/15/2028
	143,554	—(8)	16.00	7/20/2027
Susan Sholtis	—	15,423(4)	35.66	3/1/2031	7,712(4)	175,140
	5,888	17,666(5)	19.49	3/12/2030	50,000(11)	1,135,500
	75,000	25,000(9)	37.49	10/1/2028	8,833(5)	200,597
					3,320(12)	75,397
Michael Smith	—	14,021(4)	35.66	3/1/2031	7,011(4)	159,220
	—	9,483(5)	19.49	3/12/2030	25,000(11)	567,750
	11,530	50,000(10)	26.76	5/28/2029	4,741(5)	107,668
					7,754(10)	176,093
R. Michael Herrman	—	11,217(4)	35.66	3/1/2031	5,609(4)	127,380
	—	11,007(5)	19.49	3/12/2030	5,503(5)	124,973
	6,311	6,311(6)	27.73	3/13/2029	1,353(6)	30,727
	25,000	25,000(6)	27.73	3/13/2029

(1)
These option awards vest and become exercisable in approximately equal installments on each of the first four anniversaries of the applicable grant date, subject to continued service with the Company through each such vesting date. The regular term of each option expires on the tenth anniversary of the applicable grant date.

(2)
Unless otherwise noted in the following footnotes, the restricted stock unit awards reported in this column vest in approximately equal installments on each of the first four anniversaries of the applicable grant dates, subject to continued service with the Company through each such vesting date.

(3)
The value of the unvested restricted stock units is shown assuming a market value of $22.71 per share, the closing market price of a share of Class A Common Stock on December 31, 2021.

(4)
Granted on March 1, 2021.

(5)
Granted on March 12, 2020.

(6)
Granted on March 13, 2019.

(7)
Granted on March 15, 2018.

(8)
Granted on July 20, 2017.

(9)
Granted on October 1, 2018.

(10)
Granted on May 28, 2019.

(11)
Granted on May 7, 2021.

(12)
Granted on October 1, 2018. The restricted stock unit award vests 50% on the first anniversary of the grant date, with the remainder vesting in approximately equal annual installments on each of the second, third, and fourth anniversaries thereafter, subject to continued service with the Company through each such vesting date.

2022 Proxy Statement   40

Nonqualified Deferred Compensation

OPTION EXERCISES AND STOCK VESTED
The following table summarizes the vesting of restricted stock units held by our named executive officers during 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
McCord Christensen	112,965	2,711,162	7,708	283,797
John Newland	—	—	3,853	141,861
Susan Sholtis	—	—	6,952	217,870
Michael Smith	41,630	544,374	5,457	217,094
R. Michael Herrman	34,979	444,195	2,510	92,430

(1)
Represents the vesting of restricted stock unit awards granted in 2018, 2019 and 2020.

(2)
The value realized on vesting is equal to the number of shares, multiplied by the fair market value of the shares at the time of vesting.

PENSION BENEFITS
We do not maintain any defined benefit pension plans.
NONQUALIFIED DEFERRED COMPENSATION
We do not maintain any nonqualified deferred compensation arrangements.
41   PetIQ, Inc.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control
The tables below show estimates of the compensation payable to each of our named executive officers upon their termination of employment with the Company, calculated as if the executive had terminated employment effective December 31, 2021. The actual amounts due to any one of the named executive officers upon termination of employment can only be determined at the time of the termination. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct.

Named Executive Officer and Triggering Event	Cash Severance ($)(1)	Accelerated Vesting of Stock Options and Restricted Stock Units ($)(2)	Total Payments ($)
McCord Christensen
Termination without Cause/Resignation for Good Reason	3,800,000	1,193,790	4,993,790
Termination for Cause/Resignation without Good Reason	—	—	—
Death/Disability	—	—	—
Qualified Retirement	—	—	—
Change in Control	—	—	—
Termination without Cause within 12 months following a Change in Control	3,800,000	1,193,790	4,993,790
John Newland
Termination without Cause	500,000	—	500,000
Termination for Cause/Resignation with or without Good Reason	—	—	—
Death/Disability	—	—	—
Qualified Retirement	—	—	—
Change in Control	—	—	—
Termination without Cause within 12 months following a Change in Control	500,000	453,650	953,650
Susan Sholtis
Termination without Cause	550,000	—	550,000
Termination for Cause/Resignation with or without Good Reason	—	—	—
Death/Disability	—	—	—
Qualified Retirement	—	—	—
Change in Control	—	—	—
Termination without Cause within 12 months following a Change in Control	550,000	1,643,522	2,193,522
Michael Smith
Termination without Cause	500,000	—	500,000
Termination for Cause/Resignation with or without Good Reason	—	—	—
Death/Disability	—	—	—
Qualified Retirement	—	—	—
Change in Control	—	—	—
Termination without Cause within 12 months following a Change in Control	500,000	1,041,267	1,541,267
R. Michael Herrman
Termination without Cause	400,000	—	400,000
Termination for Cause/Resignation with or without Good Reason	—	—	—
Death/Disability	—	—	—
Qualified Retirement	—	—	—
Change in Control	—	—	—
Termination without Cause within 12 months following a Change in Control	400,000	318,523	718,523

(1)
A description of the cash severance obligations under the employment agreements with the named executive officers is set forth under “Employment Agreements” below.

(2)
Represents accelerated vesting of unvested RSUs and in-the-money, unvested stock options, valued based on the December 31, 2021 closing price of one share of the Company’s Class A Common Stock ($22.71), with the value reported for stock options representing the spread between such closing price and the stock option’s exercise price. The column does not reflect stock options where the exercise price exceeds such closing price (for information about those stock options, see the “Outstanding Awards at Fiscal Year End” table above). A description of the acceleration obligations with respect to equity awards in various termination contexts is set forth under “Employment Agreements” and “Equity Awards” below.

2022 Proxy Statement   42

Potential Payments Upon Termination or Change in Control

Employment Agreements
Pursuant to their employment agreements, our named executive officers are entitled to receive severance payments and benefits, as described below and as set forth in the foregoing table, generally subject to each executive’s execution and non-revocation of a general release of claims in favor of the Company. To the extent any payments under any of the arrangements are determined to be deferred compensation subject to Code Section 409A, they shall be delayed by six months to the extent required by such provision.
McCord Christensen
In the event that Mr. Christensen’s employment is terminated by the Company without “Cause” or if he resigns for “Good Reason” (each as defined in the amended agreement), he would be entitled to receive severance compensation equal to the greater of (1) $2,000,000 or (2) two times the sum of Mr. Christensen’s (i) base salary and (ii) annual cash bonus for the year immediately prior to his termination of employment. In addition, Mr. Christensen would immediately vest in any outstanding equity-based awards. Mr. Christensen may resign his employment for any reason upon giving the Company no less than 30 days’ notice.
John Newland
In the event that Mr. Newland’s employment had been terminated by the Company without “Cause” (as defined in the agreement) as of December 31, 2021, he would be entitled to receive continued payment of his then-current annual base salary for a period of 12 months. A summary of the payments and benefits Mr. Newland is eligible to receive pursuant to the terms of his Transition Agreement can be found above under the heading “— Executive Employment Arrangements” following the Summary Compensation Table above.
Susan Sholtis
In the event that Ms. Sholtis’s employment is terminated by the Company without “Cause” (as defined in the agreement), she would be entitled to receive continued payment of her then-current annual base salary for a period of 12 months. If Ms. Sholtis’s employment is terminated for any reason, other than by the Company for Cause, within one year following a change in control transaction, the non-competition provisions set forth in her employment agreement will not apply.
Michael Smith
In the event that Mr. Smith’s employment is terminated by the Company without “Cause” (as defined in the agreement), he would be entitled to receive continued payment of his then-current annual base salary for a period of 12 months.
R. Michael Herrman
In the event that Mr. Herrman’s employment is terminated by the Company without “Cause” (as defined in the agreement), he would be entitled to receive continued payment of his then-current annual base salary for a period of 12 months.

Equity Awards
Pursuant to the Omnibus Plan, as participants under the plan, the named executive officers are entitled to the following treatment of their outstanding stock options:
•
if employment terminates for any reason other than for cause, retirement, death or disability, vested stock options shall remain exercisable through the earlier of (i) 90 days following the termination date or (ii) the option expiration date;

•
if employment terminates for cause, all unexercised stock options, regardless of vesting status, shall expire on such termination date; and

•
if employment terminates for retirement, disability or death, vested stock options shall remain exercisable through the earlier of (i) the date that is one year following the termination date or (ii) the option expiration date.
Pursuant to the award agreements evidencing their grants of stock options and restricted stock units, the named executive officers are entitled to accelerated vesting upon certain terminations, as described below.
•
In the event that a named executive officer’s employment is terminated by the Company without Cause within 12 months following a Change in Control, any unvested stock options and restricted stock units held by the named executive officer will immediately vest in full as of the date of such termination.

43   PetIQ, Inc.

Compensation and Risk

•
In the event that a named executive officer’s employment terminates by reason of his or her Qualified Retirement, any unvested stock options and restricted stock units held by the named executive officer will immediately vest in full as of the date of such termination. A “Qualified

Retirement” means a termination of employment other than for Cause or due to death or disability, on or after the named executive officer reaches the age of 55 with at least ten years of Service. None of our named executive officers was eligible for a Qualified Retirement as of December 31, 2021.

COMPENSATION AND RISK
Our Committee strives to provide strong incentives to management for the long-term, while avoiding excessive risk-taking in the short-term. Historically, we have utilized FW Cook, an independent third party, to advise the Committee on matters related to the compensation of our directors and chief executive officer. The Committee believes that the design of our compensation program and the level of oversight is sufficient to mitigate potential risks associated with our current policies and practices. Our compensation program is designed to provide a mix of both fixed and variable incentive compensation and to reward a mix of different performance measures.
In its review of the Company’s compensation program and practices in 2021, the Committee concluded that our compensation plans provide incentives that appropriately balance risk and reward to dissuade unnecessary and excessive risk; are compatible with effective controls and risk management; are supportive of strong governance, including active oversight by the Committee; and are not reasonably likely to have a material adverse effect on the Company.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of McCord Christensen, our Chief Executive Officer in 2021.
For 2021, our last completed fiscal year:
•
The median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $30,422; and

•
The annual total compensation of our Chief Executive Officer was $3,521,291.

Based on this information, for 2021, our Chief Executive Officer’s annual total compensation was approximately 116 times that of the annual total compensation of the median employee (as determined below).
This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The U.S. Securities and Exchange Commission rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:
1.
We determined that, as of December 31, 2021, our employee population consisted of approximately 1,929 individuals working at the Company and its consolidated subsidiaries, with approximately 1,890 of these individuals located in the United States and approximately 39 of these individuals located outside of the United States. In determining the identity of our median employee, as permitted by the U.S. Securities and Exchange Commission rules, we excluded the 39 individuals located outside of the United States, which in aggregate represent less than 5%

2022 Proxy Statement   44

Compensation and Risk

of our workforce. The countries and number of employees excluded are as follows: Slovenia (25 employees), Ireland (8 employees), the United Kingdom (3 employees) and China (3 employees).
2.
We utilized 2021 total compensation as our consistently applied compensation measure to identify the median employee from our employee population, which we applied to all employees included in our analysis. We did not make any cost of living adjustments in identifying the median employee. Using this methodology, we determined that the estimated median employee was an hourly employee located inside of the United States.

3.
With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $30,422.

4.
With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this proxy statement and incorporated by reference under Item 11 of Part III of our 2021 Annual Report on Form 10-K.

45   PetIQ, Inc.

Proposal 3: Advisory Vote to Approve Executive Compensation

PROPOSAL THREE:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT
Pursuant to Section 14A of the Exchange Act, we are seeking stockholder approval of the Company’s executive compensation program and practices as disclosed in this Proxy Statement. While this vote is advisory, and not binding on the Board, it will provide information to the Board and Compensation Committee regarding investor sentiment about our executive compensation programs and practices, which the Compensation Committee will carefully review when evaluating our executive compensation program.
Stockholders are being asked to vote on the following advisory resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2022 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosures.”
The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our named executive officers in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer-term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns the named executive officers’ financial interest with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.
We urge our stockholders to read the “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our named executive officers.
The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for approval of this advisory resolution.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” the advisory approval of executive compensation set forth in this Proxy Statement.
2022 Proxy Statement   46

Proposal 4: Approval of Amended and Restated Omnibus Incentive Plan

PROPOSAL FOUR:
APPROVAL OF PETIQ, INC. AMENDED AND RESTATED 2017 OMNIBUS INCENTIVE PLAN
We are asking our stockholders to approve the PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Amended Plan”), which is an amendment and restatement of the PetIQ, Inc. Amended and Restated 2017 Omnibus Plan, as amended and restated as of May 29, 2019 (the “Prior Plan”). On April 15, 2022, the Compensation Committee of the Board of Directors (the “Committee”) approved the Amended Plan, subject to approval by our stockholders at the Annual Meeting. The adoption of the Amended Plan is necessary to allow us to continue to make our customary annual long-term incentive awards and other equity awards to attract, retain and motivate our officers, key employees and directors and to continue to link the interests of participants to those of the Company’s stockholders.
A summary of the Amended Plan is set forth below. This summary of the Amended Plan is qualified by reference to the full text of the Amended Plan, which has been included as Appendix B and is incorporated by reference herein.

Burn Rate and Dilution

As of March 31, 2022, approximately 27,588 shares of common stock remained available for issuance of future awards under the Prior Plan. As of March 31, 2022, 1,058,953 full value awards and 1,803,673 appreciation awards remain outstanding under the Prior Plan. As of March 31, 2022, the average weighted per share exercise price of all outstanding stock options was $26.42 and the weighted average remaining contractual term was 7.10 years. Based on past trends and current expectations for possible future awards, the Company is recommending that 1,890,000 shares of common stock be made available for issuance under the Amended Plan, together with any shares of common stock previously approved and available for grant under the Prior Plan on the date that the Amended Plan is approved by stockholders. The Company anticipates these shares will be sufficient to cover equity awards for the next several years. Despite this estimate, the duration of the share reserve may be shorter or longer depending on various factors such as stock price, aggregate equity needs, equity award type mix. On April 25, 2022, the closing price of a share of the Company’s common stock was $21.57.
Common measures for the use of stock incentive plans include the burn rate and the overhang rate. The burn rate measures the annual dilution from equity awards granted during a particular year. The Company calculates this based on all full-value and appreciation awards granted under the Prior Plan in a given year as a percent of the weighted average shares of common stock outstanding in that year. The Company’s burn rates for 2019, 2020 and 2021 were approximately 2.41%, 3.15% and 2.20%, respectively. The burn rate may increase in future years as the number of Company employees who are eligible to receive equity awards grows, and if the Company continues to have equity awards as an important component of compensation for executives and other key employees to better align their interests with the interests of stockholders.
The overhang rate is a measure of potential dilution to stockholders. The Company calculates this based on all unissued shares under the Prior Plan plus outstanding full-value and appreciation awards as a percentage of the total number of shares of common stock outstanding. As of March 31, 2022, the Company’s overhang rate (excluding the impact of the new share request) was approximately 9.72%. The Company believes this is a reasonable level and provides the Company with the appropriate flexibility to ensure meaningful equity awards in future years to executives and other key employees to better align their interests with the interests of stockholders.

Key Aspects of the Amended Plan

Share Reserve Increase. The Prior Plan provides a range of incentive tools and sufficient flexibility to permit the Committee to implement it in ways that will make the most effective use of the shares of Class A Common Stock that the Company’s stockholders authorize for incentive purposes. The Committee determined that increasing the shares of Class A Common Stock reserved for issuance under the Prior Plan was necessary for the Company to continue

47   PetIQ, Inc.

Proposal 4: Approval of Amended and Restated Omnibus Incentive Plan

to offer a competitive equity incentive program, and thus, the Committee approved the Amended Plan, which increases by 1,890,000 the number of shares of Class A Common Stock that may be issued pursuant to awards thereunder, subject to approval by our stockholders at the Annual Meeting.
Extension of Plan Term. The Committee also approved an extension of the term of the Prior Plan so that it will now expire on June 22, 2032, the tenth anniversary of the date that stockholders approve the Amended Plan.
Other Changes to the Prior Plan. The Amended Plan makes certain other key changes, including (i) adding a minimum one-year vesting requirement on all awards, subject to certain limited exceptions, explained in more detail below, (ii) removing certain per-participant, annual share and dollar limits on equity grants historically required to be included for compensation to qualify for the now-repealed performance-based exception to Code Section 162(m), (iii) clarifying that dividend and dividend equivalents will only be paid on vested awards, to the extent payable at all and (iv) further clarifying the default treatment of awards in connection with a change in control.

Description of the Amended Plan

We originally adopted the 2017 Omnibus Incentive Plan in connection with our initial public offering and subsequently amended and restated the 2017 Omnibus Incentive Plan as of May 29, 2019. Pursuant to the Amended Plan, cash and equity-based incentives (including through an annual incentive program) may be granted to participating employees, directors and consultants. The principal purposes of the Amended Plan are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors, and consultants. The Amended Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance-based awards (including performance shares, performance units and performance bonus awards), and other stock or cash-based awards.
Administration. The Amended Plan is administered by the Board or by a committee that the Board designates for this purpose (referred to below as the plan administrator). The plan administrator has the power to determine the terms of the awards granted under the Amended Plan (subject to the terms thereof), including the exercise price, the number of shares of Class A Common Stock subject to each award, and the exercisability of the awards. The plan administrator also has the full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Amended Plan.
Eligibility for Participation. Certain employees, consultants, and directors are eligible to be granted awards under the Amended Plan, other than incentive stock options, which may be granted only to employees. As of March 31, 2022, there were approximately 90 employees, 6 non-employee directors and 0 consultants who would potentially be eligible to receive awards under the Amended Plan.
Shares Available for Awards. Subject to adjustment as provided in the Amended Plan, the number of shares of Class A Common Stock reserved and available for issuance thereunder is equal to the sum of (i) 1,890,000 shares of Class A Common Stock, plus (ii) the number of shares of Class A Common Stock authorized and approved for issuance, but not awarded, under the Prior Plan, prior to June 22, 2022.
Non-Employee Director Compensation Limit. The aggregate grant date fair market value of shares of Class A Common Stock subject to awards granted during any fiscal year to any non-employee director, when taken together with the cash fees paid to such non-employee director during the fiscal year (in each case, with respect to his or her service as a non-employee director), shall not exceed $500,000.
Minimum Vesting Requirement. Except in the case of substitute awards, the delivery of shares of Class A Common Stock in lieu of fully vested cash-based award obligations, awards granted under the Amended Plan will be subject to a minimum vesting period of one year from the date of grant. Notwithstanding the foregoing, the plan administrator may provide for acceleration of vesting in the event of a participant’s death, disability, retirement or in connection with or following change in control in an award agreement, and the plan administrator may grant awards covering 5% or fewer of the shares of Class A Common Stock reserved for issuance under the Amended Plan without regard to the minimum vesting provision.

2022 Proxy Statement   48

Proposal 4: Approval of Amended and Restated Omnibus Incentive Plan

Awards to non-employee directors will be deemed to satisfy this minimum vesting requirement to the extent that such awards vest on the earlier of the one-year anniversary of the date of grant and the date of the next annual meeting of the Company’s stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.
Stock Options. Under the Amended Plan, the plan administrator may grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The maximum number of shares of Class A Common Stock issued pursuant to options intended to be incentive stock options shall not exceed 1,890,000 shares of Class A Common Stock. The plan administrator will establish the duration of each option at the time it is granted, with a maximum duration of 10 years from the grant date, and may also establish vesting performance requirements that must be met prior to the exercise of options. If on the date an outstanding option would expire, the exercise of the option would violate applicable securities laws or any insider trading policy maintained by the Company, the expiration date applicable to the option will be extended (except to the extent that such extension would violate Section 409A of the Code), to a date that is 30 calendar days after the date that the exercise of the option would no longer violate applicable securities laws or any such insider trading policy. Unless an award agreement provides otherwise (or if a participant directs otherwise in writing), each vested and exercisable option that remains outstanding on the last business day of the applicable term of the option, with an exercise price per share of Class A Common Stock that is less than the fair market value per share as of such date, will automatically be exercised on such date.
Stock option grants must have an exercise price per share that is equal to or greater than the fair market value of our Class A Common Stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of Class A Common Stock already owned by the option holder with a fair market value equal to the exercise price.
SARs. The plan administrator may also grant SARs, which will be exercisable upon the occurrence of certain contingent events. SARs entitle the holder upon exercise to receive an amount in any combination of cash and shares of the Company’s Class A Common Stock (as determined by the plan administrator) equal in value to the excess of the fair market value of the shares of Class A Common Stock covered by the SARs over the exercise price of the SAR.
Restricted Stock. The plan administrator may also grant restricted stock, which are awards of our shares of Class A Common Stock that vest in accordance with the terms and conditions established by the plan administrator. The participant generally will have the rights of a stockholder of the Company with respect to the shares of restricted stock and may be entitled to receive dividends or dividend equivalents on such shares if specified in the applicable award agreement, in which case such dividends or dividend equivalents will be accumulated while the award is unvested and paid only to the extent the award of restricted stock vests.
Restricted Stock Units. Restricted stock units represent the right to receive shares of the Company’s Class A Common Stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit award agreement, the Company will deliver to the holder of the restricted stock unit unrestricted shares of Class A Common Stock, which will be freely transferable. A participant will not have the rights of a stockholder of the Company with respect to their unvested restricted stock units, including no rights to receive dividends. The holder may be entitled to receive dividend equivalents on such shares if specified in the applicable award agreement, in which case such dividend equivalents will be accumulated while the award is unvested and paid only to the extent the award of restricted stock vests.
Performance-Based Awards. Performance-based awards are denominated in shares of our Class A Common Stock, stock units, or cash, and are linked to the satisfaction of performance criteria established by the plan administrator. The performance-based criteria applicable to such awards shall be determined by reference to any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income; operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of the Company’s Class A Common Stock; expense or cost control; working capital; volume or production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; any other criteria specified by the plan administrator in its sole discretion; and

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Proposal 4: Approval of Amended and Restated Omnibus Incentive Plan

any combination of, or a specified increase or decrease in, any of the foregoing. The definition specified for any such performance criteria may provide for equitable adjustments thereto in recognition of unusual or non-recurring events affecting the Company or the financial statements thereof, in response to changes in applicable law, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a business segment or related to a change in accounting principles.
Change in Control Provisions. Subject to the Amended Plan’s minimum vesting requirement, the plan administrator may specify in an award agreement that an award will vest on an accelerated basis upon a participant’s termination of employment or service in connection with a change in control of the Company or upon the occurrence of any other event as set forth in the award agreement. If the Company is party to an agreement that is reasonably likely to result in a change in control, such agreement may provide for: (i) the continuation of any awards by the Company, if the Company is the surviving corporation; (ii) the assumption or substitution of equivalent awards for any awards by the surviving corporation or its parent or subsidiary; or (iii) the settlement of any awards for the fair market value of a share of Class A Common Stock upon a change in control (less, as applicable, the per share exercise or grant price), or, if the per share exercise or grant price exceeds the fair market value upon a change in control or if the plan administrator determines that an award cannot reasonably become vested pursuant to its terms, that such awards will terminate and be cancelled.
If the Company experiences a change in control without being party to an agreement that is reasonably likely to result in a change in control, or where such agreement is silent on the treatment of equity awards, then if upon a change in control the awards are not assumed or replaced in accordance with the terms of the Amended Plan: (i) all outstanding awards granted under the Amended Plan with time-based vesting conditions or restrictions shall become fully vested (and all options and SARs shall become exercisable) as of the time of the change in control; and (ii) all performance-based awards shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled at the greater of (A) the performance level achieved or (B) the target level of performance applicable to the awards, but prorated based on the portion of the performance period that has elapsed as of the time of the change in control.
Amendment and Termination. The Board or the plan administrator may amend, alter or terminate the Amended Plan, but no amendment, alteration or termination of the Amended Plan may impair the rights of any participant with respect to outstanding awards without the participant’s consent. Stockholder approval of an amendment, alteration or termination will be obtained to increase the aggregate share limit and annual award limits (subject to adjustment as described above) and for any amendment that would require such approval to comply with any rules of the stock exchange(s) on which the shares of Class A Common Stock are traded or other applicable law.

Certain U.S. Federal Income Tax Effects

The following is a brief summary of the United States federal income tax treatment generally applicable to awards under the Amended Plan. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Amended Plan. A participant may also be subject to state and local taxes.
Nonqualified Stock Options. An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Class A Common Stock on the date of exercise over the exercise price. If the shares of Class A Common Stock acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.
Incentive Stock Options. An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within 90 days following the termination thereof (or

2022 Proxy Statement   50

Proposal 4: Approval of Amended and Restated Omnibus Incentive Plan

within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the Amended Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares of Class A Common Stock on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.
Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares of Class A Common Stock are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.
SARs. A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares of Class A Common Stock received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares of Class A Common Stock received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Stock. A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units. A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of Class A Common Stock at the time of settlement, and the Company will have a corresponding deduction at that time.
Other Stock-Based and Other Cash-Based Awards. In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.
Deductibility Limit on Compensation in Excess of  $1 Million. Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million.

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Proposal 4: Approval of Amended and Restated Omnibus Incentive Plan

New Plan Benefits

The benefits and amounts that will be received by or allocated to participants under the Amended Plan are not yet determinable because the types and amounts of awards, and selection of participants, are subject to the Committee’s future determination. Therefore, other than with respect to annual stock grants to our non-employee directors, it is not currently possible to determine the benefits or amounts that the persons or groups listed below may receive in the future pursuant to the Amended Plan. Grants under the Prior Plan made in 2021 to our named executive officers are shown in the 2021 Grants of Plan-Based Awards table above. Stock grants to be issued under the Amended Plan to our non-employee directors following the Annual Meeting in accordance with our director compensation program are shown in the table below.
Name and Principal Position	Dollar Value ($)(1)
McCord Christensen Chief Executive Officer	N/A
John Newland Former Chief Financial Officer	N/A
Susan Sholtis President	N/A
Michael Smith Executive Vice President, Product Division	N/A
R. Michael Herrman Executive Vice President, General Counsel and Corporate Secretary	N/A
Executive Officers as a Group	N/A
Non-Executive Directors as a Group	$540,000
Non-Executive Officer Employees as a Group	N/A

(1)
The amount disclosed is equal to the total dollar value of all annual stock grants to be issued to our non-employee directors following the Annual Meeting. Share figures will be determined by dividing the dollar value by the average of the high and low stock prices on the date of the Annual Meeting.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” the approval of PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan.
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Proposal 4: Approval of Amended and Restated Omnibus Incentive Plan

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information, as of December 31, 2021, concerning shares of our Class A Common Stock authorized for issuance under all of our equity compensation plans.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#)
Equity compensation plans approved by stockholders(2)	2,163,544	26.70	771,108
Equity compensation plans not approved by stockholders(3)	64,650	21.37	—
Total	2,228,194	26.51	771,108

(1)
Reflects the weighted average exercise price of outstanding stock options. Outstanding restricted stock units are not included as such awards do not have an exercise price.

(2)
Includes 1,704,071 outstanding stock options and 459,473 outstanding restricted stock units under the Omnibus Plan.

(3)
Includes 64,650 outstanding stock options granted under the PetIQ, Inc. 2018 Inducement and Retention Stock Plan for CVC Employees (the “Inducement Plan”). For a description of the Inducement Plan, please see Note 9 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

53   PetIQ, Inc.

Proposal 5: Amend Certificate of Incorporation to Eliminate Supermajority Provisions

PROPOSAL FIVE:
AMEND CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY PROVISIONS
Our Certificate of Incorporation contains “supermajority voting provisions” requiring the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of our common stock entitled to vote to amend certain sections of the Certificate of Incorporation, including the sections relating to amendments to the Certificate of Incorporation. We are asking our stockholders to approve an amendment to the Certificate of Incorporation to eliminate these supermajority voting provisions.

Description of the Amendments

The Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Certificate of Incorporation. While the supermajority voting provisions are designed to ensure that the interests of all shareholders are fully protected, the Board recognizes that there are different perspectives on this matter and, after weighing these considerations, has determined that it is in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to eliminate the supermajority voting provisions (the “Supermajority Elimination Amendment”). The Board recommends that stockholders approve the Supermajority Elimination Amendment.
The description in this Proposal of the Supermajority Elimination Amendment to eliminate the supermajority provisions in the Certificate of Incorporation is qualified by reference to the full text of the Supermajority Elimination Amendment, which has been included as Appendix C and is incorporated by reference herein.
The affirmative vote of the holders of at least 66-2/3% of the outstanding shares of our common stock entitled to vote is required to approve this proposal.
If our stockholders approve the proposed Supermajority Elimination Amendment, we intend to file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation including the Supermajority Elimination Amendment, which will become effective upon filing. If our stockholders approve the proposed Supermajority Elimination Amendment and the Declassification Amendment described in Proposal 6, we intend to file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation including both the Supermajority Elimination Amendment and the Declassification Amendment, which has been included as Appendix C, which will become effective upon filing.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” the amendments to the Certificate of Incorporation to eliminate supermajority provisions.
2022 Proxy Statement   54

Proposal 6: Amend Certificate of Incorporation to Declassify Board of Directors

PROPOSAL SIX:
AMEND CERTIFICATE OF INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS
Our Restated Certificate of Incorporation provides for a staggered Board divided into three classes of directors, with each class elected for a three-year term. We are asking our stockholders to approve an amendment to the
Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2025 annual meeting.

Description of the Amendments

Our Certificate of Incorporation provides for a staggered Board divided into three classes of directors, with each class elected for a three-year term. The Board believes it is advisable and in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2025 annual meeting of stockholders (the “Declassification Amendment”). The Board recommends that stockholders approve the Declassification Amendment.
The proposed Declassification Amendment will amend Article Six of our Restated Certificate of Incorporation to provide that our classified Board structure will be phased out beginning at the 2023 annual meeting of stockholders such that from and after the 2025 annual meeting of stockholders, all directors will be up for election at each annual meeting and will serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation or removal.
Pursuant to the Declassification Amendment, the phaseout of the classified Board commences with the 2023 annual meeting of stockholders, at which the Class III directors will be up for election and each such director will be elected for a one-year term. At the 2024 annual meeting of stockholders, the Class I and Class III directors will be up for election, and each such director will be elected for a one-year term. Finally, at the 2025 annual meeting of stockholders, all classes of directors will be up for election, and each director elected at the 2025 annual meeting of stockholders (and at all annual meetings thereafter) will be elected for a one-year term and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal. The phasing in of annual elections of directors over this period is designed so that the term of any incumbent director will not be shortened, and to ensure a smooth transition to a system of annual elections of all our directors.
The Declassification Amendment also provides that directors elected to fill any vacancy on the Board, or to fill newly created director positions resulting from an increase in the number of directors, before the 2025 annual meeting of stockholders would serve the remainder of the term for the class to which they are elected. This description of the proposed Declassification Amendment is only a summary of the proposed amendments to our Certificate of Incorporation and is qualified by reference to the full text of the Declassification Amendment, which has been included as Appendix C and is incorporated by reference herein.
The affirmative vote of the holders of at least 66-2/3% of the outstanding shares of our common stock entitled to vote is required to approve this proposal.
If our stockholders approve the proposed Declassification Amendment, we intend to file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation setting forth the Declassification Amendment, which will become effective upon filing. If our stockholders approve the proposed Declassification Amendment and the Supermajority Elimination Amendment described in Proposal 5, we intend to file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation setting forth both the Supermajority Elimination Amendment and the Declassification Amendment, which has been included as Appendix C, which will become effective upon filing. The Declassification Amendment does not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships. The Board has conditionally approved conforming amendments to our Bylaws, contingent upon stockholder approval of the Declassification Amendment.

55   PetIQ, Inc.

Proposal 6: Amend Certificate of Incorporation to Declassify Board of Directors

Recommendation of the Board

The Board recommends that stockholders vote “FOR” the amendments to the Certificate of Incorporation to declassify the Board of Directors.
2022 Proxy Statement   56

Information About the Annual Meeting and Voting

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Record Date	If you were a stockholder of record on April 25, 2022, you are entitled to vote at the Annual Meeting. As of that date, there were 29,486,966 shares of the Company’s Common Stock outstanding, comprised of 29,234,426 shares of Class A Common Stock and 252,540 shares of Class B Common Stock. Our Class A Common Stock and Class B Common Stock vote together on each of the matters set forth in this Proxy Statement. You are entitled to one (1) vote for each share of Common Stock you own, on each matter to be voted upon at the Annual Meeting.
Quorum	A majority of shares of Common Stock outstanding on the record date must be present in person or by proxy.
Matters to be Voted on at the Annual Meeting	1. To elect three Class II directors, to serve until the third annual meeting next succeeding his election and until his successor is elected and qualified (Proposal One);
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Two);
3. To approve, on an advisory, non-binding basis, the compensation of our named executive officers (Proposal Three);
4. To approve the Amended and Restated Omnibus Plan (Proposal Four);
5. To approve the amendment and restatement of our Certificate of Incorporation to eliminate supermajority provisions (Proposal Five);
6. To approve the amendment and restatement of our Certificate of Incorporation to declassify the Board of Directors (Proposal Six); and
7. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
As of the date of this Proxy Statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
Board Voting Recommendations	The Board recommends that you vote: 1. FOR the election of the Class II directors named in this Proxy Statement; and
2. FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2022;
3. FOR approval on an advisory, non-binding basis of our executive compensation;
4. FOR the Amended and Restated Omnibus Plan;
5. FOR the Amended and Restated Certificate of Incorporation to eliminate supermajority provisions; and
6. FOR the Amended and Restated Certificate of Incorporation to declassify our Board of Directors.
How to Vote
Only votes cast in person at the Annual Meeting or received by proxy prior to the Annual Meeting will be counted at the Annual Meeting. The Board asks you to appoint McCord Christensen and Zvi Glasman as your proxy holders to vote your shares at the Annual Meeting. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three convenient ways:
•
By Internet: Go to www.proxyvote.com and follow the instructions.

•
By Telephone: Call toll-free 1-800-690-6903 and follow the instructions.

57   PetIQ, Inc.

Information About the Annual Meeting and Voting

• By Mail: If you requested a printed copy of the Proxy Statement, complete, sign, date, and return your proxy card in the envelope provided.
Telephone and Internet voting facilities for stockholders of record will be available twenty-four (24) hours a day and will close at 12:00 a.m. Mountain Daylight Time on June 21, 2022. If your proxy is properly returned, the shares it represents will be voted at the Annual Meeting in accordance with your instructions. If you execute and return your proxy but do not give specific instructions, your shares will be voted as follows:
1. FOR the election of the Class II directors named in this Proxy Statement;
2. FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2022;
3. FOR approval on an advisory, non-binding basis of our executive compensation; and
4. FOR Amendment and Restatement of the Omnibus Plan.
5. FOR the Amended and Restated Certificate of Incorporation to eliminate supermajority provisions; and
6. FOR the Amended and Restated Certificate of Incorporation to declassify our Board of Directors.
The Board does not intend to bring any matters before the Annual Meeting except those indicated in the Notice. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.
Internet Availability	As permitted by the SEC rules, PetIQ is making this Proxy Statement and its Annual Report available to its stockholders electronically via the Internet. On or about May 2, 2022, we will mail our stockholders a Notice, which contains instructions on how to vote, access this Proxy Statement and our Annual Report online, and how to request paper copies of the materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.
Multiple Notices	You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).
How Shares Are Held	Stockholders of record have their shares registered directly in their name with PetIQ’s transfer agent, Computershare Trust Company, N.A. Beneficial holders (or shares held in street name) have their shares held in an account at a brokerage firm, bank, broker-dealer or other similar organization.
Voting at the Annual Meeting	We encourage stockholders to vote in advance of the Annual Meeting, even if they plan to attend. Stockholders can vote in person during the Annual Meeting. Stockholders of record who attend the Annual Meeting in person may obtain a ballot from the inspector of election. Beneficial holders who attend the Annual Meeting in person must obtain a proxy from their broker, bank, broker-dealer or other nominee prior to the date of the Annual Meeting and present it to the inspector of election with their ballot. Voting in person during the meeting will replace any previous votes.
2022 Proxy Statement   58

Information About the Annual Meeting and Voting

Admission to the Annual Meeting	Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the record date (April 25, 2022), individuals holding a valid proxy from a record holder and other persons authorized by the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in a street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned stock as of the record date, a copy of a voting instruction form provided by your broker, bank, broker-dealer or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.
Routine and Non-Routine Matters	Proposal One, the election of three Class II directors, Proposal Three, the advisory vote on executive compensation, Proposal Four, the amendment and restatement of the Omnibus Plan, Proposal Five, the amendments to the Certificate of Incorporation to eliminate supermajority provisions, and Proposal Six, the amendments to the Certificate of Incorporation to declassify the Board of Directors, are each considered a non-routine matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal One, Proposal Three, Proposal Four, Proposal Five and Proposal Six. Proposal Two, the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022, is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Two.
Voting Instructions	All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions. If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, other than being counted for the purpose of determining a quorum, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting or any postponement or adjournment of the Annual Meeting.
Votes Required; Effect of Broker Non-Votes and Abstentions	Each holder of shares of our Common Stock outstanding on the record date is entitled to one vote for each share of Common Stock held as of the record date. Proposal One, the election of Class II directors, requires each director nominee to receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Therefore, the director nominee receiving more affirmative votes of the shares present in person or represented by proxy at the meeting and entitled to be voted for them than against will be elected as a director to
59   PetIQ, Inc.

Information About the Annual Meeting and Voting

serve until the 2025 annual meeting of stockholders. Stockholders may not cumulate votes. Votes to withhold and broker non-votes will have no effect on the outcome of the vote for Proposal One.
Proposal Two, the ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2022, requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will count for purposes of determining a quorum but will have the same effect as a vote “AGAINST” the proposal. Proposal Two is a routine matter and no broker non-votes are expected to exist in connection with Proposal Two.
Proposal Three, the advisory approval of our executive compensation requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will not be voted, but will be counted for purposes of determining whether there is a quorum. Broker non-votes will have no effect on Proposal Three.
Proposal Four, the amendment and restatement of the Omnibus Plan, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to be voted. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will count for purposes of determining a quorum but will have the same effect as a vote “AGAINST” the proposal. If stockholders do not approve this proposal, it will not be implemented and the Omnibus Plan will remain in place until its expiration. The Company reserves the right to adopt such other compensation plans and programs as deemed appropriate and in the best interests of the Company and its stockholders.
Proposal Five, the amendments to the Certificate of Incorporation to eliminate supermajority provisions, requires the affirmative vote of 66-2/3% of the shares present in person or represented by proxy and entitled to be voted. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will count for purposes of determining a quorum but will have the same effect as a vote “AGAINST” the proposal. If stockholders do not approve this proposal, it will not be implemented and the supermajority provisions will remain in place.
Proposal Six, the amendments to the Certificate of Incorporation to declassify the Board of Directors, requires the affirmative vote of 66-2/3% of the shares present in person or represented by proxy and entitled to be voted. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will count for purposes of determining a quorum but will have the same effect as a vote “AGAINST” the proposal. If stockholders do not approve this proposal, it will not be implemented and the classified board will remain in place.

Changing your Vote	Stockholders of record may revoke their proxy at any time prior to the Annual Meeting by submitting a later-dated vote in person at the Annual Meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting. If you hold shares through a broker, bank or other nominee, you may revoke any prior voting instructions by contacting that firm.
Inspector of Election and Proxy Solicitor	A representative from Broadridge Financial Solutions, Inc. will serve as the inspector of election. The Company has retained Laurel Hill Advisory Group, LLC to assist the Company in soliciting proxies, and has agreed to pay Laurel Hill Advisory Group, LLC a fee of $9,500 plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.
Voting Results	We will announce the results of the Annual Meeting in a filing with the SEC on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.
2022 Proxy Statement   60

Information About the Annual Meeting and Voting

Cost of Solicitation	We will bear the cost of soliciting proxies, including preparing, printing and mailing this Proxy Statement. Proxies may be solicited personally, by mail, via the Internet or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.
Householding	Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, Proxy Statement or Annual Report, contact Broadridge Financial Solutions, Inc. by calling 800-540-7095 or writing in at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to PetIQ, Inc., 230 East Riverside Drive, Eagle, Idaho 83616, Attention: Investor Relations.
Important

Please promptly vote and submit your proxy by signing, dating and returning the proxy card by mail, or vote by telephone or via the Internet so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.
61   PetIQ, Inc.

Stockholder Proposals for 2023 Annual Meeting of Stockholders

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
Any stockholder who intends to present proposals at the 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must send notice of any such proposal, along with proof of ownership of our stock, to our principal executive offices in care of our Corporate Secretary so that we receive it no later than April 23, 2023. Any stockholder who intends to present proposals at the 2023 annual meeting of stockholders other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2023, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or less than 60 days after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, the deadline for proposals brought under our Bylaws is March 24, 2023. Stockholder proposals should be addressed to PetIQ, Inc., Attention: Corporate Secretary, 230 East Riverside Drive, Eagle, Idaho 83616.

2022 Proxy Statement   62

Other Matters

OTHER MATTERS
Other Business

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual
Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby in accordance with their best judgment.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions. Examples of forward-looking statements include, without limitation:
•
statements regarding our strategies, results of operations or liquidity;

•
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance;

•
statements of management’s goals and objectives; and

•
assumptions underlying statements regarding us or our business.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, the impact of COVID-19 on our business and the global economy; our ability to successfully grow our business through acquisitions; our dependency on a limited number of customers; our ability to implement our growth strategy effectively; disruptions in our manufacturing and distribution chains; competition from veterinarians and others in our industry; reputational damage to our brands; economic trends and spending on pets; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; our ability to manage our manufacturing and supply chain effectively; our ability to introduce new products and improve existing products; our ability to protect our intellectual property; costs associated with governmental regulation; our ability to keep and retain key employees; our ability to sustain profitability; and other risks set forth under the “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed from time to time with the SEC.
Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

63   PetIQ, Inc.

Appendix A Reconciliation of Non-GAAP Financial Measures

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The information presented in this Proxy Statement under “2021 Financial Highlights” regarding Adjusted EBITDA is not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) and shall not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP.
EBITDA represents net income (loss) before interest, income taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA plus acquisition expenses, management fees, costs associated with becoming a public company, a supplier receivable recovery, stock based compensation expense, purchase accounting adjustments, loss on veterinarian clinics and wellness centers that are not part of the same store sales, fair value adjustments to contingent notes, integration costs and costs of discontinued clinics, new clinic launch expense, a non-recurring royalty settlement, SKU rationalization and litigation expenses. Adjusted EBITDA adjusts for transactions that management does not believe are representative of our core ongoing business. Adjusted EBITDA is utilized by management: (i) as a factor in evaluating management’s performance when determining incentive compensation and (ii) to evaluate the effectiveness of our business strategies.
We believe that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends. In addition, you should be aware when evaluating Adjusted EBITDA, that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by these or other unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same manner. Our management does not, and you should not, consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. See a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, below.

2022 Proxy Statement   A-1

Appendix A Reconciliation of Non-GAAP Financial Measures

PetIQ, Inc.
Reconciliation between Net Income and Adjusted EBITDA
(Unaudited, $’s in 000’s)
	For the years ended
	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
Net (loss) income	$(16,383)	$(85,727)	$(14,302)	$87
Plus:
Tax (benefit) expense	3,869	60,413	(3,309)	(661)
Depreciation	14,366	12,082	9,139	6,657
Amortization	22,336	12,815	5,994	5,210
Interest	24,696	22,807	14,495	8,022
EBITDA	$48,884	$22,390	$12,017	$19,315
Acquisition costs(1)	92	2,620	6,147	3,787
Stock based compensation expense	9,428	9,170	7,355	3,812
Purchase accounting adjustment to inventory	—	—	4,805	2,149
Non same-store adjustment(2)	23,159	16,354	12,232	7,758
Fair value adjustment of contingent note(3)	—	—	7,320	3,280
Integration costs and costs of discontinued clinics	(142)	9,776	3,788	998
Non-recurring royalty settlement(4)	—	—	—	440
Loss on debt extinguishment and related costs)	6,438	—	—	—
SKU rationalization(5)	—	—	6,482	—
Litigation expenses	4,105	1,066	529	—
COVID-19 related costs(6)	—	6,476	—	—
CFO Transition	928	—	—	—
Adjusted EBITDA	$92,892	$67,792	$60,675	$41,539
Product	149,321	117,216	73,537	52,185
Services	11,742	3,387	20,045	15,246
Unallocated Corporate	(68,171)	(52,811)	(32,907)	(25,892)

(1)
Acquisition costs include legal, accounting, banking, consulting, diligence, and costs related to completed and contemplated acquisitions.

(2)
Non same-store revenue and costs relate to our Services segment and are from wellness centers, host partners, and regions with less than six full quarters of operating results, includes pre-opening expenses.

(3)
Fair value adjustment on the contingent note represents the non cash adjustment to mark the contingent notes to fair value.

(4)
Non-recurring royalty settlement represents a settlement paid to a supplier related to a royalty agreement in place since 2013.

(5)
SKU rationalization relates to the disposal of or reserve to estimated net realizable value for inventory that will either no longer be sold, or will be de-emphasized, as the Company aligns brands between Legacy PetIQ brands and brands acquired as part of the Perrigo Animal Health Acquisition. All costs are included in the Products segment gross margin.

(6)
Costs related to maintaining Service segment infrastructure, staffing and overhead related to clinics and wellness centers closed due to COVID-19 related health and safety initiatives. Produce segment and unallocated corporate costs related to incremental wages paid to essential workers and sanitation costs due to COVID-19.

A-2   PetIQ, Inc.

Appendix B Amended and Restated Omnibus Plan

APPENDIX B
AMENDED AND RESTATED OMNIBUS PLAN
PETIQ, INC.
AMENDED AND RESTATED 2017 OMNIBUS INCENTIVE PLAN
Section 1.   General.

The name of the Plan is the PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”). The Plan intends to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give Participants an incentive for excellence in individual performance; (iii) promote teamwork among Participants; and (iv) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing.
Section 2.   Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:
(a)
“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.

(b)
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c)
“Approval Date” means the date on which the Plan is approved by the Company’s stockholders.

(d)
“Articles of Incorporation” means the articles of incorporation of the Company, as may be amended and/or restated from time to time.

(e)
“Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(d) or the Stock Appreciation Right pursuant to Section 8(g).

(f)
“Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(g)
“Award Agreement” means any agreement, contract or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.

(h)
“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(i)
“Board” means the Board of Directors of the Company.

(j)
“Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.

(k)
“Cause” shall have the meaning assigned to such term in any Company or Affiliate employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Cause,” Cause means (i) any conduct, action or behavior by a Participant, whether or not in connection with the Participant’s employment, including, without limitation, the commission of any felony or a lesser crime involving dishonesty, fraud, misappropriation, theft, wrongful taking of property, embezzlement,

2022 Proxy Statement   B-1

Appendix B Amended and Restated Omnibus Plan

bribery, forgery, extortion or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company, its Subsidiaries and Affiliates or which results in gain or personal enrichment of the Participant to the detriment of the Company, its Subsidiaries and Affiliates; (ii) a governmental authority, including, without limitation, the Environmental Protection Agency or the Food and Drug Administration, has prohibited the Participant from working or being affiliated with the Company, its Subsidiaries and Affiliates or the business conducted thereby; (iii) the commission of any act by the Participant of gross negligence or malfeasance, or any willful violation of law, in each case, in connection with the Participant’s performance of his or her duties with the Company or a Subsidiary or Affiliate thereof; (iv) performance of the Participant’s duties in an unsatisfactory manner after a written warning and a ten (10) day opportunity to cure or failure to observe material policies generally applicable to employees after a written warning and a ten (10) day opportunity to cure; (v) breach of the Participant’s duty of loyalty to the Company, its Subsidiaries and Affiliates; (vi) chronic absenteeism; (vii) substance abuse, illegal drug use or habitual insobriety; or (viii) violation of obligations of confidentiality to any third party in the course of providing services to the Company, its Subsidiaries and Affiliates.
(l)
“Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.

(m)
“Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:

(i)
any Person, other than (A) Eos Partners, L.P. and Eos Capital Partners IV, L.P., and their respective Affiliates and successors, or (B) the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or

(ii)
the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2∕3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)
there is consummated a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv)
the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are

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Appendix B Amended and Restated Omnibus Plan

owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also constitute a “change in control event” under Code Section 409A.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(n)
“Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.

(o)
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(p)
“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, or any charter establishing the Committee, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(q)
“Common Stock” means the Class A common stock, par value $0.001 per share, of the Company.

(r)
“Company” means PetIQ, Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).

(s)
“Consultant” means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or non-employee Director.

(t)
“Director” means any individual who is a member of the Board on or after the Effective Date.

(u)
“Disability” shall have the meaning assigned to such term in any individual employment, severance or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.

(v)
“Effective Date” shall have the meaning set forth in Section 19 of the Plan.

(w)
“Eligible Recipient” means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient”

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Appendix B Amended and Restated Omnibus Plan

means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.
(x)
“Employee” shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.

(y)
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(z)
“Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

(aa)
“Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

(bb)
“Fair Market Value” as of a particular date shall mean: (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other quotation system for the last preceding date on which there was a sale of such stock; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith and in a manner not inconsistent with Code Section 409A.

(cc)
“Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(dd)
“Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422.

(ee)
“Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(ff)
“Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.

(gg)
“Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(hh)
“Other Stock-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(ii)
“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.

(jj)
“Performance-Based Award” means any Award granted under the Plan that is subject to one or more performance goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same performance goals as the Shares or units underlying the Performance-Based Award.

(kk)
“Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx)

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Appendix B Amended and Restated Omnibus Plan

return on assets; (xxi) return on net assets; (xxii) total shareholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Company’s Common Stock; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development; (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; (xxxviii) any other criteria specified by the Administrator in its sole discretion; and (xxxix) any combination of, or as applicable, a specified increase or decrease in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
(ll)
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(mm)
“Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(nn)
“Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(oo)
“Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.

(pp)
“Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or performance goals criteria specified in the Award Agreement.

(qq)
“Retirement” means a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65.

(rr)
“Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.

(ss)
“Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(tt)
“Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(uu)
“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting

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Appendix B Amended and Restated Omnibus Plan

shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).
(vv)
“Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

Section 3.   Administration.

(a)
The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b)
Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(i)
to select those Eligible Recipients who shall be Participants;

(ii)
to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii)
to determine the number of Shares to be covered by each Award granted hereunder;

(iv)
to determine the terms and conditions, not inconsistent with the terms of the Plan (including Section 4(f)), of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Restricted Shares and Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares and Restricted Stock Units shall lapse, (B) the Performance Goals and periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

(v)
to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(vi)
to determine the Fair Market Value;

(vii)
to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(viii)
to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(ix)
to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x)
to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c)
All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and

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Appendix B Amended and Restated Omnibus Plan

binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4.   Shares Reserved for Issuance Under the Plan.

(a)
Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is equal to the sum of (i) 1,890,000 Shares and (ii) the number of Shares authorized and approved for issuance, but not awarded, under the Plan prior to June 22, 2022. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 1,890,000.

(b)
The maximum number of Shares subject to Awards granted during any fiscal year to any non-employee Director, when taken together with any cash fees paid to such non-employee Director during the fiscal year in respect of his or her service as a Director, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).

(c)
Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such Shares shall be treated as having been issued under the Plan and shall not again be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Stock Appreciation Rights are withheld to cover the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (iii) any Stock-settled Stock Appreciation Rights are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights shall be deemed issued under the Plan and shall not be available for issuance under the Plan.

(d)
Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(e)
In the event that the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors on account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

(f)
Except in the case of Substitute Awards granted pursuant to Section 4(d), the delivery of Shares in lieu of fully vested cash-based obligations and subject to the following sentence, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (i) the Administrator may

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Appendix B Amended and Restated Omnibus Plan

provide in an Award Agreement that the vesting of an Award shall accelerate in the event of the Participant’s death, Disability, or Retirement (which defined term, solely for the purposes of this Section 4(f), shall include a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 55 and 10 years of continuous service), or in connection with or following a Change in Control and (ii) the Administrator may grant Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the above-described minimum vesting requirement. Notwithstanding the foregoing, with respect to Awards to Directors, the vesting of such Awards will be deemed to satisfy the one (1) year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s stockholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.
Section 5.   Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.   Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.
Section 7.   Options.

(a)
General. The Committee may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Committee may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Committee may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and

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Appendix B Amended and Restated Omnibus Plan

delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(b)
Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.

(c)
Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) shall have an exercise price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.

(d)
Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

(e)
Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(f)
Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.

(g)
Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

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Appendix B Amended and Restated Omnibus Plan

(h)
Termination of Employment or Service.

(i)
Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii)
Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(iii)
In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iv)
For purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.

(i)
Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.

(j)
Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

(k)
Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the Exercise Price of any such Option shall be made pursuant to Section 7(f)(i) or (ii) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).

Section 8.   Stock Appreciation Rights.

(a)
General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and

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Appendix B Amended and Restated Omnibus Plan

conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)
Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c)
Exercisability.

(i)
Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii)
Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d)
Payment Upon Exercise.

(i)
Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(ii)
A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(iii)
Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(e)
Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right or Option until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(f)
Termination of Employment or Service.

(i)
In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii)
In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g)
Term.

(i)
The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii)
The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

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Appendix B Amended and Restated Omnibus Plan

(h)
Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.

(i)
Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 8(i) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(i).

Section 9.   Restricted Shares.

(a)
General. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.

(b)
Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.
Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
(c)
Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(i)
The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii)
Except as provided in Section 16 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in

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Appendix B Amended and Restated Omnibus Plan

accordance with the terms of such grant as determined by the Administrator. Notwithstanding the foregoing, no dividends or dividend equivalents will be paid on unvested Awards of Restricted Shares during the Restricted Period; provided, however, that to the extent that any such Awards contain the right to receive dividends or dividends equivalents during the Restricted Period, such dividends or dividend equivalents will be accumulated and paid once (and to the extent that) the underlying Awards vest. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
(iii)
The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)
Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.

Section 10.   Restricted Stock Units.

(a)
General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

(b)
Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c)
Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

(i)
The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii)
Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested. Notwithstanding the foregoing, no dividend equivalents will be paid on unvested Awards of Restricted Stock Units during the Restricted Period; provided, however, that to the extent that any such Awards contain the right to receive dividends equivalents during the Restricted Period, such dividend equivalents will be accumulated and paid once (and to the extent that) the underlying Awards vest.

(iii)
The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)
Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock

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Appendix B Amended and Restated Omnibus Plan

Units in cash (or partly in cash and partly in Shares) equal to the Fair Market Value of the Shares that would otherwise be distributed to the Participant.
(e)
Rights as Stockholder. Except as provided in the Award Agreement in accordance with Section 10(c)(ii), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(f)
Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.

Section 11.   Other Stock-Based or Cash-Based Awards.

(a)
The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

(b)
The prospective recipient of an Other Stock-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c)
Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Stock-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12.   Change in Control.

(a)
Subject to Section 4(f) of the Plan, the Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving entity; (ii) the assumption of any Award by the surviving entity or its parent or subsidiary; (iii) the substitution by the surviving entity or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price for an Option or Stock Appreciation Right equals or exceeds the Change in Control Price, such Award shall terminate and be canceled. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction.

(b)
To the extent a Change in Control occurs where the Company is either not party to an agreement or such agreement is silent on the treatment of outstanding Awards, then

(i)
in the event of a Change in Control in which the Company is the surviving entity and any adjustments necessary to preserve the value of the Participants’ outstanding Awards have been made, or the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award

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Appendix B Amended and Restated Omnibus Plan

immediately prior to the Change in Control, there will be no accelerated vesting of Participants’ Awards on account of the Change in Control.
(ii)
in the event of a Change in Control, unless the Company is the surviving entity and any adjustments necessary to preserve the value of Participants’ outstanding Awards have been made, or the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control: (A) all Awards with time-based vesting conditions or restrictions shall become fully vested (and Options or Stock Appreciation Rights exercisable) at the time of such Change in Control; and (B) all Performance-Based Awards and other Awards with respect to which the vesting or amount is based on the satisfaction or achievement of Performance Goals or other performance-based criteria, shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled, at the greater of (1) the performance achieved (as determined by the Administrator) or (2) the target level of performance applicable to the Award, but prorated based on the elapsed proportion of the performance period as of the Change in Control. Notwithstanding the foregoing, if the per share exercise or grant price for an Option or Stock Appreciation Right equals or exceeds the Change in Control Price, such Award shall terminate and be canceled.

(c)
For purposes of this Section 12, “Change in Control Price” shall mean (i) the price per share of Common Stock paid to stockholders of the Company in the Change in Control transaction, or (ii) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13.   Amendment and Termination.

(a)
The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.

(b)
Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained to increase the aggregate Share limit and annual Award limits described in Section 4 and for any amendment that would require such approval in order to satisfy the rules of the stock exchange on which the Common Stock is traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Committee may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.

(c)
Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).

(d)
Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

Section 14.   Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
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Appendix B Amended and Restated Omnibus Plan

Section 15.   Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Administrator (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.
Section 16.   Non-United States Employees.

Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
Section 17.   Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.
Section 18.   Continued Employment.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
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Appendix B Amended and Restated Omnibus Plan

Section 19.   Effective Date and Approval Date.

The Plan was originally effective as of July 20, 2017 and was amended and restated as of May 29, 2019. The Plan, as amended and restated hereby, will be effective as of June 22, 2022 (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of the Effective Date. No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Approval Date. If the Approval Date does not occur within twelve (12) months after the Effective Date, then no Options that are intended to be Incentive Stock Options may be granted under the Plan.
Section 20.   Code Section 409A.

The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.
Section 21.   Erroneously Awarded Compensation.

The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.
Section 22.   Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.
Section 23.   Plan Document Controls.

The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.
2022 Proxy Statement   B-17

Appendix C Amended and Restated Certificate of Incorporation

APPENDIX C
Amended and Restated Certificate of Incorporation
CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
PETIQ, INC.
PetIQ, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
FIRST:   This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).
SECOND:   Article V of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
Bylaws.   In furtherance and not in limitation of the powers conferred by statute and except as provided herein, the Board shall have the power to adopt, amend, repeal or otherwise alter the bylaws of the Corporation (the “Bylaws”) without any action on the part of the stockholders; provided, however, that any Bylaws made by the Board may be amended, altered or repealed by the stockholders. The Bylaws may be amended, altered or repealed by the stockholders only at an annual or special meeting of the stockholders the notice for which designates that an amendment, alteration or repeal of one or more of such sections is to be considered and then only by an affirmative vote of a majority in interest of the stockholders entitled to vote upon such amendment or repeal, voting as a single class.
THIRD:   Article VII.2 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
Number, Term and Classes of Directors; Sunset Provision.   The exact number of directors shall be fixed from time to time by resolution of the Board in accordance with the Bylaws. The Board (other than directors elected by the holders of any series or class of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof) shall be divided into three classes designated Class I, Class II and Class III. The number of directors elected to each class shall be as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Each Class I director shall be elected to an initial term to expire at the 2018 annual meeting of stockholders, each Class II director shall be elected to an initial term to expire at the 2019 annual meeting of stockholders and each Class III director shall be elected to an initial term to expire at the 2020 annual meeting of stockholders. Upon the expiration of the initial terms of office for each class of directors, the directors of each class shall be elected for a term of three years to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office. All directors elected at annual meetings of stockholders of the Company held after the date hereof shall be elected for terms expiring at the next annual meeting of stockholders of the Company and shall not be subject to the classification provision of this Section 2.2. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.
FOURTH:   Article X of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
[RESERVED]
FIFTH:   This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
SIXTH:   All other provisions of the Certificate of Incorporation shall remain in full force and effect.
IN WITNESS WHEREOF, this Certificate of Amendment has been signed by [    ], its [ ] this [                 ] day of [ ], 2022.
By:
C-1   PetIQ, Inc.

PETIQ, INC.
230 E. RIVERSIDE DR.
EAGLE, ID 83616

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VIEW MATERIALS & VOTE

D82511-P72111

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PETIQ, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Larry Bird	☐	☐	☐
1b. Mark First	☐	☐	☐
1c. Scott Huff	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TOVIEW MATERIALS & VOTE PETIQ, INC.230 E. RIVERSIDE DR. EAGLE, ID 83616 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D82511-P72111 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D82512-P72111PetIQ, Inc.Annual Meeting of Stockholders June 22, 2022 9:00 AMThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) McCord Christensen and Zvi Glasman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PetIQ, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Mountain Daylight Time, on June 22, 2022, at the PetIQ, Inc. Corporate Headquarters at 230 E. Riverside Dr., Eagle, ID 83616, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side